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                        INTEGRATED HEALTH SERVICES, INC.,

                             A DELAWARE CORPORATION,

                                    AS ISSUER


                                       TO

                            FIRST UNION NATIONAL BANK

                                   AS TRUSTEE


                              --------------------


                                    INDENTURE


                          Dated as of September 11,1997


                               ------------------



                                  $500,000,000


                    9 1/4% Senior Subordinated Notes due 2008



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


                                          CROSS REFERENCE TABLE*

Trust Indenture
Act Section                                                                              Indenture Section
-----------                                                                              -----------------

310(a)(1)               ...............................................................                7.9
   (a)(2)               ...............................................................                7.9
   (a)(3)               ...............................................................     Not Applicable
   (a)(4)               ...............................................................     Not Applicable
   (a)(5)               ...............................................................                7.9
   (b)                  ...............................................................                7.9
   (c)                  ...............................................................     Not Applicable
311(a)                  ...............................................................                 **
   (b)                  ...............................................................                 **
   (c)                  ...............................................................     Not Applicable
312                     ...............................................................                 **
313(a)                  ...............................................................                 **
   (b)(1)               ...............................................................     Not Applicable
   (b)(2)               ...............................................................                 **
   (c)                  ...............................................................                 **
   (d)                  ...............................................................                 **
314(a)                  ...............................................................            4.3,4.4
   (b)                  ...............................................................     Not Applicable
   (c)(1)               ...............................................................               11.3
   (c)(2)               ...............................................................               11.3
   (c)(3)               ...............................................................     Not Applicable
   (d)                  ...............................................................     Not Applicable
   (e)                  ...............................................................               11.4
   (f)                  ...............................................................     Not Applicable
315(a)                  ...............................................................             7.1(2)
   (b)                  ...............................................................           7.5,11.2
   (c)                  ...............................................................             7.1(1)
   (d)                  ...............................................................             7.1(3)
   (e)                  ...............................................................               6.11
316(a)(last sentence)   ...............................................................                2.8
   (a)(1)(A)            ...............................................................                6.5
   (a)(1)(B)            ...............................................................                6.4
   (a)(2)               ...............................................................     Not Applicable
   (b)                  ...............................................................                6.7
   (c)                  ...............................................................                9.4
317(a)(1)               ...............................................................                6.8
   (a)(2 )              ...............................................................                6.9
   (b)                  ...............................................................                2.4
318(a)                  ...............................................................               11.1



------------------------

*This Cross-Reference Table is not part of the Indenture.

**  Included pursuant to Section 318(c) of the Trust Indenture Act of 1939.

                                            TABLE OF CONTENTS

                                                                                                      Page

ARTICLE 1. DEFINITIONS AND INCORPORATION  BY REFERENCE...................................................1
         SECTION 1.1   DEFINITIONS...............................................................1
         SECTION 1.2   OTHER DEFINITIONS.........................................................12
         SECTION 1.3   INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.........................12
         SECTION 1.4   RULES OF CONSTRUCTION.....................................................12

ARTICLE 2. THE SECURITIES...............................................................................13

         SECTION 2.1   FORM AND DATING...........................................................13
         SECTION 2.2   EXECUTION AND AUTHENTICATION..............................................13
         SECTION 2.3   REGISTRAR AND PAYING AGENT................................................14
         SECTION 2.4   PAYING AGENT TO HOLD MONEY IN TRUST.......................................14
         SECTION 2.5   REGISTRATION OF TRANSFER AND EXCHANGE.....................................14
         SECTION 2.6   REPLACEMENT SECURITIES....................................................18
         SECTION 2.7   OUTSTANDING SECURITIES....................................................18
         SECTION 2.8   TREASURY SECURITIES.......................................................19
         SECTION 2.9   TEMPORARY SECURITIES......................................................19
         SECTION 2.10  CANCELLATION..............................................................19
         SECTION 2.11  DEFAULTED INTEREST........................................................19
         SECTION 2.12  SECURITIES ISSUABLE IN THE FORM OF A GLOBAL SECURITY......................19

ARTICLE 3. OPTIONAL REDEMPTION AND ASSET SALE OFFER.....................................................21

         SECTION 3.1   NOTICES TO TRUSTEE........................................................21
         SECTION 3.2   SELECTION OF SECURITIES TO BE REDEEMED OR PURCHASED.......................21
         SECTION 3.3   NOTICES TO HOLDERS........................................................22
         SECTION 3.4   EFFECT OF NOTICE OF REDEMPTION............................................23
         SECTION 3.5   DEPOSIT OF REDEMPTION PRICE OR PURCHASE PRICE.............................23
         SECTION 3.6   SECURITIES REDEEMED OR PURCHASED IN PART..................................23
         SECTION 3.7   OPTIONAL REDEMPTION.......................................................23
         SECTION 3.8   ASSET SALE OFFER..........................................................24

ARTICLE 4. COVENANTS....................................................................................25

         SECTION 4.1   PAYMENT OF SECURITIES.....................................................25
         SECTION 4.2   MAINTENANCE OF OFFICE OR AGENCY...........................................25
         SECTION 4.3   SEC REPORTS...............................................................25
         SECTION 4.4   COMPLIANCE CERTIFICATE....................................................26
         SECTION 4.5   CORPORATE EXISTENCE, TAXES, ETC...........................................26
         SECTION 4.6   STAY, EXTENSION AND USURY LAWS............................................27
         SECTION 4.7   LIMITATIONS ON RESTRICTED PAYMENTS........................................27
         SECTION 4.8   LIMITATIONS ON RESTRICTIONS ON DISTRIBUTIONS FROM SUBSIDIARIES............27
         SECTION 4.9   LIMITATIONS ON ADDITIONAL INDEBTEDNESS....................................28
         SECTION 4.10  CHANGE IN CONTROL.........................................................29
         SECTION 4.11  LIMITATIONS ON ASSET SALES................................................30
         SECTION 4.12  LIMITATIONS ON TRANSACTIONS WITH AFFILIATES...............................31
         SECTION 4.13  LIMITATIONS ON LIENS......................................................31
         SECTION 4.14  LIMITATIONS ON SUBSIDIARY PREFERRED STOCK.................................31
         SECTION 4.15  LIMITATIONS ON CERTAIN OTHER SUBORDINATED INDEBTEDNESS....................32
         SECTION 4.16  LIMITATIONS ON SUBSIDIARIES AND UNRESTRICTED SUBSIDIARIES.................32

ARTICLE 5. SUCCESSORS...................................................................................33

         SECTION 5.1   LIMITATIONS ON MERGERS AND CONSOLIDATIONS.................................33


         SECTION 5.2   SUCCESSOR CORPORATION SUBSTITUTED.........................................33

ARTICLE 6. DEFAULTS AND REMEDIES........................................................................33

         SECTION 6.1   EVENTS OF DEFAULT.........................................................33
         SECTION 6.2   ACCELERATION..............................................................35
         SECTION 6.3   OTHER REMEDIES............................................................35
         SECTION 6.4   WAIVER OF PAST DEFAULTS...................................................35
         SECTION 6.5   CONTROL BY MAJORITY.......................................................35
         SECTION 6.6   LIMITATIONS ON SUITS......................................................36
         SECTION 6.7   RIGHTS OF HOLDERS TO RECEIVE PAYMENT......................................36
         SECTION 6.8   COLLECTION SUIT BY TRUSTEE................................................36
         SECTION 6.9   TRUSTEE MAY FILE PROOFS OF CLAIM..........................................36
         SECTION 6.10  PRIORITIES................................................................37
         SECTION 6.11  UNDERTAKING FOR COSTS.....................................................37

ARTICLE 7. TRUSTEE......................................................................................37

         SECTION 7.1   DUTIES OF TRUSTEE.........................................................37
         SECTION 7.2   RIGHTS OF TRUSTEE.........................................................38
         SECTION 7.3   INDIVIDUAL RIGHTS OF TRUSTEE..............................................38
         SECTION 7.4   TRUSTEE'S DISCLAIMER......................................................39
         SECTION 7.5   NOTICE OF DEFAULTS........................................................39
         SECTION 7.6   COMPENSATION AND INDEMNITY................................................39
         SECTION 7.7   REPLACEMENT OF TRUSTEE....................................................40
         SECTION 7.8   SUCCESSOR TRUSTEE BY MERGER, ETC..........................................40
         SECTION 7.9   ELIGIBILITY; DISQUALIFICATION.............................................40

ARTICLE 8. DISCHARGE OF INDENTURE.......................................................................41

         SECTION 8.1   TERMINATION OF COMPANY'S OBLIGATIONS......................................41
         SECTION 8.2   APPLICATION OF TRUST MONEY................................................43
         SECTION 8.3   REPAYMENT TO THE COMPANY..................................................43
         SECTION 8.4   REINSTATEMENT.............................................................43

ARTICLE 9. AMENDMENTS...................................................................................43

         SECTION 9.1   WITHOUT CONSENT OF HOLDERS................................................43
         SECTION 9.2   WITH CONSENT OF HOLDERS...................................................44
         SECTION 9.3   COMPLIANCE WITH TRUST INDENTURE ACT.......................................45
         SECTION 9.4   REVOCATION AND EFFECT OF CONSENTS.........................................45
         SECTION 9.5   NOTATION ON OR EXCHANGE OF SECURITIES.....................................46
         SECTION 9.6   TRUSTEE TO SIGN AMENDMENTS, ETC...........................................46

ARTICLE 10. SUBORDINATION...............................................................................46

         SECTION 10.1  SECURITIES SUBORDINATED TO SENIOR INDEBTEDNESS............................46
         SECTION 10.2  PAYMENT OVER OF PROCEEDS UPON DISSOLUTION, ETC............................46
         SECTION 10.3  PRIOR PAYMENT TO SENIOR INDEBTEDNESS UPON ACCELERATION OF SECURITIES......47
         SECTION 10.4  NO PAYMENT UPON CERTAIN DEFAULTS WITH RESPECT TO SENIOR INDEBTEDNESS.............48
         SECTION 10.5  PAYMENT PERMITTED IF NO DEFAULT...........................................49
         SECTION 10.6  SUBROGATION TO RIGHTS OF HOLDERS OF SENIOR INDEBTEDNESS...................49
         SECTION 10.7  PROVISIONS SOLELY TO DEFINE RELATIVE RIGHTS...............................49
         SECTION 10.8  APPLICATION BY TRUSTEE OF MONIES DEPOSITED WITH IT........................50
         SECTION 10.9  TRUSTEE TO EFFECTUATE SUBORDINATION.......................................50
         SECTION 10.10 NO WAIVER OF SUBORDINATION PROVISIONS.....................................50
         SECTION 10.11 NOTICE TO TRUSTEE.........................................................51
         SECTION 10.12 RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT............51
         SECTION 10.13 TRUSTEE NOT FIDUCIARY FOR HOLDERS OF SENIOR INDEBTEDNESS..................51
         SECTION 10.14 RIGHTS OF TRUSTEE AS HOLDER OF SENIOR INDEBTEDNESS; PRESERVATION OF
                       TRUSTEE'S RIGHTS..........................................................51


ARTICLE 11. MISCELLANEOUS...............................................................................52

         SECTION 11.1  TRUST INDENTURE ACT CONTROLS..............................................52
         SECTION 11.2  NOTICES...................................................................52
         SECTION 11.3  CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT........................52
         SECTION 11.4  STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.............................53
         SECTION 11.5  RULES BY TRUSTEE AND AGENTS...............................................53
         SECTION 11.6  LEGAL HOLIDAYS............................................................53
         SECTION 11.7  NO RECOURSE AGAINST OTHERS................................................53
         SECTION 11.8  GOVERNING LAW.............................................................53
         SECTION 11.9  NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.............................53
         SECTION 11.10 SUCCESSORS................................................................54
         SECTION 11.11 SEVERABILITY..............................................................54
         SECTION 11.12 COUNTERPART ORIGINALS.....................................................54
         SECTION 11.13 TRUSTEE AS PAYING AGENT AND REGISTRAR.....................................54
         SECTION 11.14 TABLE OF CONTENTS, HEADINGS, ETC..........................................54



EXHIBIT A     FORM OF RULE 144A NOTE
EXHIBIT B     FORM OF EXCHANGE NOTE
EXHIBIT C     TRANSFER CERTIFICATION

             INDENTURE dated as of September 11, 1997, between INTEGRATED HEALTH SERVICES, INC., a Delaware corporation (the "Company"), and FIRST UNION NATIONAL BANK, a national banking association organized under the laws of the United States, as Trustee (the "Trustee").

             Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Rule 144A Notes and the Exchange Notes (each as defined below):

                                   ARTICLE 1.

                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

SECTION 1.1 DEFINITIONS

             "Acquired Indebtedness" means (a) with respect to any Person (including an Unrestricted Subsidiary) that becomes a Subsidiary of the Company after the date hereof, Indebtedness of such Person and its Subsidiaries existing at the time such Person becomes a Subsidiary of the Company that was not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary of the Company and (b) with respect to the Company or any of its Subsidiaries, any Indebtedness assumed by the Company or any of its Subsidiaries in connection with the acquisition of an asset from another Person that was not incurred by such other Person in connection with, or in contemplation of, such acquisition. Acquired Indebtedness shall be deemed to be incurred on the date such person becomes a Subsidiary or the date of the related asset acquisition.

             "Affiliate" of any specified Person means any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

             "Agent" means any Registrar or Paying Agent.

             "Allowed and Disallowed Post-Commencement Interest and Expenses" means all interest, at the rate provided in the applicable document or documents (including any rate applicable upon any default or event of default, to the extent lawful), and all reimbursements, costs, expenses and indemnities, to the extent provided in the applicable document or documents, accruing or claimed at any time after commencement of any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization, dissolution, winding up, assignment for the benefit of creditors, marshalling of assets and liabilities or other similar case or proceeding, whether or not such interest, reimbursement, cost or expense is an allowed claim enforceable against the Company in a case or proceeding under Bankruptcy Law or in any other such case or proceeding.

             "Asset Sale" for any Person means the sale, lease, conveyance or other disposition (including, without limitation, by merger or consolidation, and whether by operation of law or otherwise) of any of that Person's assets (including, without limitation, the sale or other disposition of Capital Stock of any Subsidiary of such Person, whether by such Person or by such Subsidiary), whether owned on the date hereof or subsequently acquired, in one transaction or a series of related transactions, in which such Person and/or its Subsidiaries sell, lease, convey or otherwise dispose of (i) all or substantially all of the Capital Stock of any of such Person's Subsidiaries, (ii) assets which constitute substantially all of an operating unit or business of such Person or any of its Subsidiaries, or (iii) any health care facility; provided, however, that the following shall not constitute Asset Sales: (i) a transaction or series of related transactions that results in a Change in Control, (ii) transactions between the Company and any of its Wholly Owned Subsidiaries or among such Wholly Owned Subsidiaries or (iii) a transaction or a series of related transactions in which either (x) the fair market value of the asset(s) disposed of does not exceed 2.5% of the Consolidated Tangible Assets of the Company or (y) the Consolidated EBITDA of the company associated with the asset disposed of does not exceed 2.5% of the Consolidated EBITDA of the Company.

             "Attributable Indebtedness," when used with respect to any Sale and Leaseback Transaction or an operating lease with respect to a health care facility means, as at the time of determination, the present value (discounted at a rate equivalent to the interest rate implicit in the lease, compounded on a semi-annual basis) of the total obligations of the lessee for rental payments, after excluding all amounts required to be paid on account of maintenance and repairs, insurance, taxes, utilities and other similar expenses payable by the lessee pursuant to the terms of the lease, during the remaining term of the lease included in any such Sale and Leaseback Transaction or such operating lease or until the earliest date on which the lessee may terminate such lease without penalty or upon payment of a penalty (in which case the rental payments shall include such penalty); provided, that the Attributable Indebtedness with respect to a Sale and Leaseback Transaction shall be no less than the fair market value of the property subject to such Sale and Leaseback Transaction.

             "Bank Agent" means Citibank, N.A., as Administrative Agent under the Credit Agreement or any successor Administrative Agent thereunder.

             "Bank Debt" means all obligations of the Company and its Subsidiaries, now or hereafter existing under the Credit Agreement, whether for principal, interest, reimbursement of amounts drawn under letters of credit issued pursuant thereto, guarantees in respect thereof, fees, expenses, premiums, indemnities or otherwise, including such obligations incurred by the Company or its Subsidiaries in connection with any extension, refunding or refinancing of the Credit Agreement.

             "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

             "Board of Directors" means the Board of Directors of the Company or any authorized committee of the Board of Directors of the Company.

             "Business Day" means any day other than a Legal Holiday.

             "Capital Stock" of any Person means any and all shares, rights to purchase, warrants or options (whether or not currently exercisable), participation or other equivalents of or interests in (however designated) the equity (including, without limitation, common stock, preferred stock and partnership and joint venture interests) of such Person. Solely for purposes of clause (ii)(2) of Section 4.7 hereof, "the Company's Capital Stock" shall include Capital Stock (other than Disqualified Stock) issued by a subsidiary trust of the Company which is not conducting business operations, provided, that the calculation pursuant to clause (ii)(2) of Section 4.7 hereof shall not include (i) the subsequent issuance of Capital Stock of the Company in exchange for or upon conversion of such subsidiary trust's Capital Stock or (ii) any proceeds received by the subsidiary trust from the sale of Capital Stock by such trust to the Company or any Subsidiary or Affiliate of the Company, and provided further that to the extent the subsidiary trust uses the proceeds of its sale of Capital Stock to purchase debt securities of the Company, (i) such debt securities are subordinated in right of payment to the Securities and (ii) distributions on the Capital Stock of the subsidiary trust may be suspended at the option of the Company or the subsidiary trust for a period extending up to the lesser of five years or the maturity of the underlying debt security of the Company issued to the subsidiary trust.

             "Capitalized Lease Obligation" of any Person means the obligation of such Person to pay rent or other amounts under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

             "Cash Equivalents" means, at any time, (i) any evidence of Indebtedness with a maturity of 180 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (ii) certificates of deposit or acceptance with a maturity of 180 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500.0 million or (iii) commercial paper, maturing not more than 180 days after the date of acquisition, issued by any corporation (other than an Affiliate or Subsidiary of the Company) organized and existing under the laws of the United States of America with a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's Investor Service, Inc. or any successor rating agency, or "A-1" (or higher) according to Standard and Poor's Corporation or any successor rating agency.

             "Change in Control" means any of the following: (i) all or substantially all of the Company's assets are sold, leased, conveyed or disposed of as an entirety or substantially as an entirety, to any Person or related "group" of Persons (other than a Permitted Holder); (ii) stockholders of the Company shall approve any plan or proposal for the liquidation or dissolution of the Company; (iii) there shall be consummated any consolidation or merger of the Company (A) in which the Company is not the continuing or surviving corporation (other than a consolidation or merger with a Wholly Owned Subsidiary of the Company in which all shares of Common Stock outstanding immediately prior to the effectiveness thereof are changed into or exchanged for the same consideration) or (B) pursuant to which the Common Stock would be converted into cash, securities or other property, in each case other than a consolidation or merger of the Company in which the holders of the Common Stock immediately prior to the consolidation or merger have, directly or indirectly, at least a majority of the common stock of the continuing or surviving corporation immediately after such consolidation or merger; or (iv) any Person, or any Persons acting together which would constitute a "group" for purposes of Section 13(d) of the Exchange Act (other than a Permitted Holder), together with any affiliates thereof shall beneficially own (as defined in Rule 13d-3 under the Exchange Act) at least 50% of the total voting power of all classes of capital stock of the Company entitled to vote generally in the election of directors of the Company.

             "Common Equity" of any Person means all Capital Stock of such Person that is generally entitled to (i) vote in the election of directors of such Person or (ii) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.

             "Company" means (i) Integrated Health Services, Inc., a Delaware corporation, and (ii) any successor of Integrated Health Services, Inc.

             "Consolidated Amortization Expense" of any Person for any period means the amortization expense of such Person and its Subsidiaries for such period (to the extent included in the computation of Consolidated Net Income of such Person), determined on a consolidated basis in accordance with GAAP.

             "Consolidated Coverage Ratio" with respect to the Company means the ratio of (i) Consolidated EBITDA of the Company to (ii) the aggregate amount of Consolidated Interest Expense of the Company for the four full fiscal quarters immediately preceding the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio and for which such quarters' financial results have been reported; provided, however, that if any calculation of the Company's Consolidated Coverage Ratio requires the use of any quarter prior to the date of the Indenture, such calculation shall be made on a pro forma basis, giving effect to the issuance of the Securities and the use of the net proceeds therefrom as if the same had occurred at the beginning of the four-quarter period used to make such calculation; and provided further that if any Asset Sale was consummated or any acquisition of a hospital or other healthcare facility or any assets purchased outside the ordinary course of business was effected by the Company or any of its Subsidiaries during such four quarter period or on any later date on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, such calculation shall be made on a pro forma basis, giving effect to each such Asset Sale or acquisition (including the Consolidated EBITDA relating to the hospital, healthcare facility or other assets acquired), as the case may be, and the use of any proceeds therefrom, as if the same had occurred at the beginning of the four-quarter period used to make such calculation (except that if any calculation of the Consolidated Coverage Ratio requires the use of any quarter prior to the acquisition of First American Health Care of Georgia, Inc. ("First American"), then the results of operations for First American shall be reflected in such calculation from the date of the acquisition of First American (on an annualized basis for the four quarter period following the acquisition) and pro forma effect shall not be given to such results of operations (but shall be given effect to any financing, including the incurrence of Indebtedness, in connection with such acquisition) as if it had occurred at the beginning of the four-quarter period used to make such calculation). The calculation of the Consolidated Coverage Ratio shall also give pro forma effect to (i) the incurrence, repayment or retirement of any other Indebtedness, and the issuance or redemption of any Preferred Stock, by the Company and its Subsidiaries and (ii) the discontinuance of any operations by the Company and its Subsidiaries, in any case occurring during such four quarter period or on any later date on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio as if such Indebtedness was incurred, repaid or retired or such Preferred Stock was issued or redeemed at the beginning of such four-quarter period. For purposes of calculating the Consolidated Coverage Ratio, (i) the Consolidated Interest Expense attributable to interest on any Indebtedness computed on a pro forma basis and (A) bearing a floating interest rate shall be computed as if the average rate over the applicable period had been the applicable rate for the entire period and (B) which was not outstanding during the period for which the computation is being made but which bears, at the option of the Company, a fixed or floating rate of interest, shall be computed by applying at the option of the Company either the fixed or floating rate and (ii) in making such calculation, the Consolidated Interest Expense of the Company attributable to interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period.

             "Consolidated Depreciation Expense" of any Person for any period means the depreciation expense of such Person and its Subsidiaries for such period (to the extent included in the computation of Consolidated Net Income of such Person), determined on a consolidated basis in accordance with GAAP.

             "Consolidated EBITDA" of any Person means, with respect to any determination date, Consolidated Net Income, plus (i) Consolidated Income Tax Expense, plus (ii) Consolidated Depreciation Expense, plus (iii) Consolidated Amortization Expense, plus (iv) Consolidated Interest Expense (to the extent reducing Consolidated Net Income), plus (v) all other non-cash items reducing Consolidated Net Income of such Person and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, and less all non-cash items increasing Consolidated Net Income of such Person and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, in each case, for such Person's prior four full fiscal quarters for which financial results have been reported immediately preceding the determination date.

             "Consolidated Income Tax Expense" means, for any Person for any period, the provision for taxes based on income and profits of such Person and its Subsidiaries to the extent such income or profits were included in computing Consolidated Net Income of such Person for such period.

             "Consolidated Interest Expense" of any Person for any period means the Interest Expense of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, plus any dividends accrued for such period on any Preferred Stock of any Subsidiary not held by the Company or any Wholly Owned Subsidiary of the Company.

             "Consolidated Net Income" of any Person for any period means the net income (or loss) of such Person and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, without giving effect to dividends on any series of preferred stock of any Subsidiary of such Person, whether or not in cash, to the extent such consolidated net income was reduced thereby; provided that there shall be excluded from such net income (to the extent otherwise included therein), without duplication: (i) the net income (or loss) of any Person (other than a Subsidiary of the referent Person) in which any Person other than the referent Person has an ownership interest, except to the extent that any such income has actually been received by the referent Person or any of its Subsidiaries in the form of dividends or similar distributions during such period; (ii) except to the extent includible in the consolidated net income of the referent Person pursuant to the foregoing clause
(i), the net income (or loss) of any Person that accrued  prior to the date that
(a) such Person becomes a Subsidiary of the referent Person or is merged into or consolidated with the referent Person or any of its Subsidiaries or (b) the assets of such Person are acquired by the referent Person or any of its Subsidiaries; (iii) the net income of any Subsidiary of the referent Person (other than a Wholly

Owned Subsidiary) to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of that income is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary during such period; (iv) any gain or loss, together with any related provisions for taxes on any such gain or loss, realized during such period by the referent Person or any of its Subsidiaries upon (a) the acquisition of any securities, or the extinguishment of any Indebtedness, of the referent Person or any of its Subsidiaries or (b) any Asset Sale by the referent Person or any of its Subsidiaries; (v) any extraordinary gain or loss, together with any related provision for taxes on any such extraordinary gain or loss, realized by the referent Person or any of its Subsidiaries during such period; (vi) any unusual or nonrecurring non-cash charge which is not, under generally accepted accounting principles, an extraordinary item; and (vii) in the case of a successor to such Person by consolidation, merger or transfer of its assets, any earnings of the successor prior to such merger, consolidation or transfer of assets. For purposes of calculating the Consolidated Coverage Ratio, any unusual or non-recurring charge shall be excluded from the calculation of Consolidated Net Income.

             "Consolidated Net Worth" of any Person as of any date means the stockholders' equity (including any preferred stock that is classified as equity under GAAP, other than Disqualified Stock) of such Person and its Subsidiaries (excluding any equity adjustment for foreign currency translation for any period subsequent to the date of this Indenture) on a consolidated basis at such date, as determined in accordance with GAAP, less all write-ups (other than write-ups in connection with acquisitions) subsequent to the date of this Indenture in the book value of any asset owned by such Person or any of its Subsidiaries.

             "Consolidated Tangible Assets" of any Person as of any date means the total assets of such Person and its Subsidiaries (excluding any assets that would be classified as "intangible assets" under GAAP) on a consolidated basis at such date, as determined in accordance with GAAP, less all write-ups (other than write-ups in connection with acquisitions) subsequent to the date of this Indenture in the book value of any asset (except any such intangible assets) owned by such Person or any of its Subsidiaries.

             "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 11.2 or such other address as the Trustee may give notice to the Company.

             "Credit Agreement" means the Revolving Credit Agreement, dated May 15, 1996, among the Company, the Bank Agent, and the other financial institutions signatory thereto, together with the related documents thereto, including, without limitation, any security documents and all exhibits and schedules thereto, and any agreement or agreements relating to any extension, refunding, refinancing, successor or replacement facility, whether or not with the same lenders, and whether or not the principal amount or amount of letters of credit outstanding thereunder or the interest rate payable in respect thereof shall be thereby increased, in each case as amended and in effect from time to time.

             "Credit Facility" means the Credit Agreement and one or more borrowing arrangements to be entered into by and between the Company and/or one or more of its Subsidiaries and a commercial bank or other institutional lender, including any related notes, security documentation, guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case as amended, modified, supplemented, restructured, renewed, restated, refunded, replaced or refinanced or extended from time to time on one or more occasions.

             "Default" means any event, act or condition that is, or after notice or the passage of time or both would be, an Event of Default.

             "Definitive Securities" means any Securities other than a Global Security.

             "Depositary" means, with respect to Securities issuable or issued in whole or in part in global form hereunder, unless otherwise specified by the Company pursuant to Section 2.12, The Depository Trust Company, New York, New York, or any successor thereto registered as a clearing agency under the Exchange Act or other applicable statute or regulation.

             "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final maturity date of the Securities for cash or debt securities at any time prior to any such final maturity, or is convertible into or exchangeable for debt securities at any time prior to any such final maturity.

             "Eligible Investments" of any Person means Investments of such Person in (i) securities issued or fully guaranteed or insured by the United States Government or any agency thereof and backed by the full faith and credit of the United States maturing not more than one year from the date of acquisition; (ii) certificates of deposit, time deposits, Eurodollar time deposits, bankers' acceptances or deposit accounts having in each case a remaining term to maturity of not more than one year, which are either (a) fully insured by the Federal Deposit Insurance Corporation or (b) issued by any lender or by any commercial bank under the laws of any State or any national banking association that has combined capital and surplus of not less than $500,000,000 and whose short-term securities are rated at least A-1 by S&P or P-1 by Moody's;
(iii) commercial paper that is rated at least A-1 by S&P or P-1 by Moody's, issued by a company that is incorporated under the laws of the United States or of any State and directly issues its own commercial paper, and has a remaining term to maturity of not more than one year; (iv) a repurchase agreement with (A) any commercial bank that is organized under the laws of any State or any national banking association and that has total assets of at least $500,000,000, or (B) any investment bank that is organized under the laws of any state and that has total assets of at least $500,000,000, which agreement is secured by any one or more of the securities and obligations described in clauses (i), (ii) or (iii) of this definition of Eligible Investments, which shall have a market value (exclusive of accrued interest and valued at least monthly) at least equal to the principal amount of such investment; (v) any money market or other investment fund the investments of which are limited to investments described in clauses (i), (ii), (iii) and (iv) of this definition of Eligible Investments and which is managed by (A) a commercial bank that is organized under the laws of any State or any national banking association and that has total assets of at least $500,000,000, or (B) any investment bank that is organized under the laws of any State and that has total assets of at least $500,000,000; (vi) obligations, debentures, notes, bonds or other evidences of indebtedness rated at least A- by Moody's or A3 by S&P; provided that the aggregate amount of investments by any Person permitted under this clause (vi) shall not exceed 25% of the total amount invested by such Person in eligible investments; (vii) investments in investment grade auction rate and adjustable rate preferred equities for issuers whose actual or implied senior long-term debt is rated at least A- by Moody's or A3 by S&P; (viii) investments in investment grade fixed rate preferred equities for issuers whose actual or implied senior long-term debt is rated at least A- by Moody's or A3 by S&P; provided that the aggregate amount of investments by any Person permitted under this clause (viii) shall not exceed 10% of the total amount invested by such Person in Eligible Investments;
(ix) adjustable rate mortgage-backed securities rated at least AA by S&P or Aa by Moody's; and (x) fixed rate mortgage-backed securities rated at least AA by S&P or Aa by Moody's, provided that the aggregate amount of investments by any Person permitted under this clause (x) shall not exceed 25% of the total amount invested by such Person in Eligible Investments.

             "Equity Interest" means, with respect to any Person, any and all shares or other equivalents (however designated) of capital stock, partnership interests or any other participation, right or other interests in the nature of an equity interest in such Person or any option, warrant or other security convertible into or exchangeable for the foregoing.

             "Exchange Act" means the Securities Exchange Act of 1934, as amended.

             "Exchange Notes" means Notes having terms substantially identical in all respects to the Rule 144A Notes for which they are to be exchanged in the Exchange Offer, except that (i) the Exchange Notes will have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof, and (ii) Holders of Exchange Notes will not be entitled to certain rights of holders of Rule 144A Notes under the Registration Rights Agreement.

             "Exchange Offer" means the offer the Company is to make pursuant to the Registration Rights Agreement to exchange Rule 144A Notes for Exchange Notes.

             "Existing Indebtedness" means all of the Indebtedness of the Company and its Subsidiaries that is outstanding on the date hereof.

             "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect from time to time.

             "Global Security" means a Security which is executed by the Company and authenticated and delivered by the Trustee to the Depositary or pursuant to the Depositary's instruction, all in accordance with this Indenture and pursuant to a written order of the Company, which shall be registered in the name of the Depositary or its nominee and which shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, all of the Securities or any portion thereof, but not including any Securities that are no longer outstanding, and having the same terms, including, without limitation, the same original issue date, date or dates on which principal is due, and rate of interest.

             "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, by agreement to keepwell, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

             "Hedging Obligations" of any Person means the obligations of such Person pursuant to any interest rate swap agreement, foreign currency exchange agreement, interest rate collar agreement, option or futures contract or other similar agreement or arrangement relating to interest rates or foreign exchange rates.

             "Holder" means a Person in whose name a Security is registered.

             "Indebtedness" of any Person at any date means, without duplication: (i) all Bank Debt; (ii) all other indebtedness of such Person for borrowed money (whether or not recourse of the lender is to the whole of the assets of such Person or only to a portion thereof); (iii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;
(iv) all obligations of such Person in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto); (v) all obligations of such Person with respect to Hedging Obligations (other than those that fix the interest rate on variable rate indebtedness otherwise permitted by this Indenture or that protect the Company and/or its Subsidiaries against changes in foreign exchange rates); (vi) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred in the ordinary course of business; (vii) all Capitalized Lease Obligations of such Person; (viii) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; (ix) all Indebtedness of others guaranteed by such Person to the extent of such guarantee; and (x) all Attributable Indebtedness. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above; and in the case of clauses (iv) and (ix), the maximum liability of such Person for any such contingent obligations at such date, and in the case of clause (viii), the amount of the Indebtedness secured.

             "Indenture" means this Indenture, as amended from time to time.

             "Interest Expense" of any Person for any period means the aggregate amount of interest which, in accordance with GAAP, would be set opposite the caption "interest expense" or any like caption on an income statement for such Person (including, without limitation or duplication, imputed interest included in Capitalized Lease Obligations, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, the net costs associated with Hedging Obligations, amortization of financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discount and all other non-cash interest expense).

             "Interest Payment Date" shall have the meaning assigned to such term in the Securities.

             "Investments"  of any  Person  means  (i) all  investments  by such
Person in any other Person in the form of loans, advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), (ii) all guarantees of Indebtedness or other obligations of any other Person by such Person, (iii) all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Capital Stock or other securities of any other Person and (iv) all other items that would be classified as investments (including, without limitation, purchases of assets outside the ordinary course of business) on a balance sheet of such Person prepared in accordance with GAAP.

             "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or other similar encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including, without limitation, any conditional sale or other title retention agreement, any financing lease in the nature thereof, any agreement to sell, and any filing of, or agreement to give, any financing statement (other than notice filings not perfecting a security interest) under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

             "Net Proceeds" with respect to any Asset Sale means (i) cash (in U.S. dollars or freely convertible into U.S. dollars) received by the Company or any of its Subsidiaries from such Asset Sale (including, without limitation, cash received as consideration for the assumption or incurrence of liabilities incurred in connection with or in anticipation of such Asset Sale), after (a) provision for all income or other taxes measured by or resulting from such Asset Sale or the transfer of the proceeds of such Asset Sale to the Company or any of its Subsidiaries, (b) payment of all brokerage commissions and the underwriting and other fees and expenses related to such Asset Sale and (c) deduction of an appropriate amount to be provided by the Company or any of its Subsidiaries as a reserve, in accordance with GAAP, against any liabilities associated with the assets sold or otherwise disposed of in such Asset Sale and retained by the Company or any of its Subsidiaries after such Asset Sale (including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters) or against any indemnification obligations associated with the sale or other disposition of the assets sold or otherwise disposed of in such Asset Sale and (ii) all non-cash consideration received by the Company or any of its Subsidiaries from such Asset Sale upon the liquidation or conversion of such consideration into cash.

             "Officer" means the Chief Executive Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, Controller, Secretary or any Vice President of the Company.

             "Officers' Certificate" means a certificate signed by two Officers, one of whom must be the Company's Chief Executive Officer or Chief Financial Officer.

             "Opinion of Counsel" means an opinion from legal counsel who is acceptable to the Trustee in its sole discretion. The counsel may be an employee of or counsel to the Company or the Trustee.

             "Payment or Distribution in Respect of the Securities" means, for purposes of Article 10 hereof, any payment or distribution of any kind or character, whether in cash, property or securities, on account of the payment of the principal of and premium, if any, and interest on any of the Securities, including, without limitation, any redemption or repurchase price paid for any optional or mandatory redemption, Asset Sale

Offer, Change in Control Repurchase or other repurchase or retirement of the Securities or any other payment on account of the Securities (including payments with respect to claims related to the issuance of the Securities); provided, however, that the exchange of Rule 144A Notes for a like amount of Exchange Notes shall not constitute a Payment or Distribution in Respect of the Securities. For purposes of this definition, the words "cash, property or securities" shall not be deemed to include securities of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment which are subordinated in right of payment to all Senior Indebtedness which may be outstanding to substantially the same extent as, or to a greater extent than, the Securities are so subordinated as provided in Article 10 and which securities are not subject to maturity or mandatory prepayment prior to the maturity of any Senior Indebtedness then outstanding.

             "Permitted Holder" means Robert N. Elkins and any group (within the meaning of Section 13(d)(3) of the Exchange Act) of which Mr. Elkins is a member; so long as, with respect to any group, Mr. Elkins owns more than 20% of the total voting power of all classes of Capital Stock of the acquiring entity entitled to vote generally in the election of directors of the acquiring entity.

             "Permitted Investment" means (i) capital contributions, advances or loans to the Company by any Subsidiary, by the Company to a Wholly Owned Subsidiary or by a Subsidiary to a Wholly Owned Subsidiary; (ii) the acquisition or holding by the Company or any Subsidiary of receivables owing to the Company or such Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; (iii) the acquisition or holding by the Company or any Subsidiary of cash and Eligible Investments; (iv) the Company and its Subsidiaries may make Investments in Persons at least a majority of whose revenues result from healthcare related businesses or facilities; (v) Investments acquired or retained from another Person in connection with any sale, conveyance, transfer, lease or other disposition of any properties or assets to such Person in accordance with the covenant described in Section 4.11 hereof; and (vi) Investments not otherwise permitted by clauses (i) through (v) above in an aggregate amount not exceeding $10 million.

             "Person" means any individual, corporation, limited liability company, partnership, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

             "Preferred Stock" means with respect to any Person all Capital Stock of such Person which has a preference in liquidation or a preference with respect to the payment of dividends.

             "Public Equity Offering" means a public offering by the Company of shares of its common stock (however designated and whether voting or non-voting but excluding Disqualified Stock) and any and all rights, warrants or options to acquire such common stock pursuant to a registration statement registered under the Securities Act.

             "Refinancing Indebtedness" means Indebtedness that refunds, refinances or extends any Existing Indebtedness or other Indebtedness permitted to be incurred under the Indenture (other than Existing Indebtedness under the Credit Agreement); provided that: (i) the Refinancing Indebtedness is the obligation of the same Person as was obligated on the Indebtedness being refinanced and has a ranking in priority relative to the Securities equal to or junior to that of the Indebtedness being refunded, refinanced or extended; (ii) the Refinancing Indebtedness is scheduled to mature no earlier than the Indebtedness being refunded, refinanced or extended; (iii) the Refinancing
Indebtedness has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Indebtedness being refunded, refinanced or extended; (iv) the Refinancing Indebtedness is secured only to the extent, if at all, and by the assets that the Indebtedness being refunded, refinanced or extended is secured; and (v) such Refinancing Indebtedness is in an aggregate principal amount that is equal to or less than the aggregate principal amount then outstanding under the Indebtedness being refunded, refinanced or extended (except for issuance costs and increases in Attributable Indebtedness due solely to increases in the present value calculations resulting from renewals or extensions of the terms of the underlying leases in effect on the date of this Indenture).

             "Registration Rights Agreement" means the Registration Rights Agreement dated as of September 8, 1997 by and between the Company and Smith Barney Inc., Morgan Stanley & Co. Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation and Citicorp Securities, Inc., as Initial Purchasers, as such agreement may be amended, modified or supplemented from time to time.

             "Restricted Payment" means, with respect to any Person: (i) the declaration of any dividend or the making of any other payment or distribution of cash, securities or other property or assets in respect of such Person's Capital Stock (except that a dividend payable solely in Capital Stock (other than Disqualified Stock) of such Person shall not constitute a Restricted Payment); (ii) any payment on account of the purchase, redemption, retirement or other acquisition for value of such Person's Capital Stock or options, warrants or other rights to acquire such Capital Stock, or any other payment or distribution made in respect thereof, either directly or indirectly; (iii) the making of any payment of principal, premium or interest on, or any payment on account of the purchase, redemption, retirement, defeasance or other acquisition for value (prior to any scheduled maturity, scheduled repayment, scheduled sinking fund payment or scheduled interest payment date) of, Indebtedness of the Company or its Subsidiaries which is pari passu with or subordinated in right of payment to the Securities and has a scheduled maturity date subsequent to the maturity of the Securities; or (iv) the making of any Investment in any Person other than a Permitted Investment; provided, however, with respect to the Company and its Subsidiaries, Restricted Payments shall not include (I) any payment described (a) in clause (i), (ii) or (iii) above made (1) to the Company or any of its Wholly Owned Subsidiaries by any of the Company's Subsidiaries or
(2) by the  Company to any of its  Wholly  Owned  Subsidiaries  or (b) in clause
(iii) above made with the Net Proceeds from any Asset Sale remaining after completion of the Asset Sale Offer made in connection with such Asset Sale, all as contemplated under Section 4.11 hereof, (II) any payment described in clause
(i) above made by a Subsidiary that is not a Wholly Owned Subsidiary to all holders of Capital Stock of such Subsidiary on a pro rata basis or (III) the purchase by the Company of up to an aggregate of $50 million of the Company's Capital Stock pursuant to one or more stock repurchase programs. Notwithstanding the foregoing, the following shall not constitute Restricted Payments: (X) the retirement, repurchase, redemption or other acquisition of Indebtedness of the Company or any Subsidiary out of the net proceeds of a substantially concurrent sale (other than to a Subsidiary of the Company) of new Indebtedness of the Company; provided (a) the principal amount of such new Indebtedness does not exceed the principal amount of Indebtedness so retired, repurchased, redeemed or otherwise acquired (plus the amount of any premium required to be paid in connection with such retirement, repurchase, redemption or acquisition), (b) such Indebtedness has a ranking in priority relative to the Securities equal to or junior to that of the Indebtedness so retired, repurchased, redeemed or otherwise acquired, (c) such Indebtedness has a Stated Maturity for its final scheduled principal payment later than the Stated Maturity for the final scheduled principal payment of the Securities and (d) such Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Securities; and (Y) the retirement, repurchase, redemption or other acquisition of shares of the Company's Capital Stock or Indebtedness of the Company or a Subsidiary of the Company out of the proceeds of a substantially concurrent sale (other than to a Subsidiary of the Company) of shares of the Company's Capital Stock (other than Disqualified Stock); provided, however, that the proceeds of such a sale of Capital Stock shall not be included in the calculation of aggregate net cash proceeds from the issuance and sale of the Company's Capital Stock pursuant to clause (ii)(2) of
Section 4.7 hereof.

             "Rule 144 A Notes" means the Company's 9 1/4% Senior Subordinated Notes due 2008, as initially issued under this Indenture.

             "Sale and Leaseback Transaction" means, with respect to any Person, an arrangement with any bank, insurance company or other lender or investor or to which such lender or investor is a party, providing for the leasing by such Person or any of its Subsidiaries of any property or asset of such Person or any of its Subsidiaries which has been or is being sold or transferred by such Person or such Subsidiary to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset.

             "SEC" means the Securities and Exchange Commission.

             "Securities" means the Rule 144A Notes and Exchange Notes issued under this Indenture.

             "Securities Act" means the Securities Act of 1933, as amended.

             "Senior Indebtedness" means the principal of and premium, if any, and interest on and other amounts due on or in connection with any Indebtedness of the Company permitted under Section 4.9 hereof (including, without limitation, all Allowed and Disallowed Post-Commencement Interest and Expenses in respect of such Indebtedness) and any amounts with respect to Hedging Obligations that fix the interest rate on variable rate indebtedness otherwise permitted by this Indenture, other than the Securities, the Company's 10-1/4% Senior Subordinated Notes due 2006, the Company's 9-5/8% Senior Subordinated Notes due 2002, Series A, the Company's 10-1/4% Senior Subordinated Notes due 2004, the Company's 9-1/2% Senior Subordinated Notes due 2007, the Company's 5-3/4% Convertible Senior Subordinated Debentures due 2001 and the Company's 6% Convertible Subordinated Debentures due 2003, whether outstanding on the date of this Indenture or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Securities; provided that Senior Indebtedness will not include (i) any Indebtedness, liability or obligation of the Company to (A) any of its Subsidiaries, (B) trade creditors or
(C) any person arising out of any lawsuit against the Company or any of its Subsidiaries or any settlement thereof (other than any lawsuit or settlement thereof respecting amounts payable with regard to Senior Indebtedness), (ii) any redemption or other payments on Preferred Stock, (iii) any Indebtedness incurred in violation of the provisions of this Indenture or (iv) amounts owing under leases (other than Capitalized Lease Obligations).

             "Shelf Registration Statement" means the Registration Statement with respect to the Securities which the Company is required to file pursuant to the Registration Rights Agreement.

             "Significant Subsidiary" has the meaning ascribed to it under Regulation C promulgated under the Securities Act of 1933, as amended.

             "Stated Maturity" means, when used with respect to any security or any installment of interest thereon, that date specified in such security as the fixed date on which the principal of such security or such installment of interest is due and payable.

             "Subsidiary" of any Person means (i) any corporation of which Common Equity having ordinary voting power to elect a majority of the directors of such corporation is owned by such Person directly or through one or more other Subsidiaries of such Person, and (ii) any entity other than a corporation in which such Person, directly or indirectly, owns at least a majority of the Common Equity of such entity. Notwithstanding the foregoing, an Unrestricted Subsidiary shall not be deemed a Subsidiary of the Company other than for purposes of the definition of Unrestricted Subsidiary, unless the Company shall have designated such Unrestricted Subsidiary as a "Subsidiary" by written notice to the Trustee. An Unrestricted Subsidiary may be designated as a Subsidiary at any time by the Company by written notice to the Trustee; provided, however, that (i) no Default or Event of Default shall have occurred and be continuing or would arise therefrom and (ii) if such Unrestricted Subsidiary is an obligor of any Indebtedness, any such designation shall be deemed to be an incurrence as of the date of such designation by the Company of such Indebtedness and immediately after giving effect to such designation, the Company could incur $1.00 of additional Indebtedness pursuant to clause (a) of Section 4.9 hereof.

             "TIA" means the Trust Indenture Act of 1939, as amended (15 U.S.C. ss.ss. 77aaa-77bbbb), as in effect on the date hereof (unless otherwise specifically provided herein).

             "Transfer Restricted Securities" means Securities that bear or are required to bear the legend set forth in Section 2.5 hereof.

             "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

             "Trust Officer" means any officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

             "U.S. Government Obligations" means direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged.

             "Unrestricted Subsidiary" means any Subsidiary of the Company which shall have been designated as an Unrestricted Subsidiary in accordance with the Indenture. An Unrestricted Subsidiary may be designated as a Subsidiary at a later date in the manner provided in the definition of "Subsidiary" above.

             "Weighted Average Life to Maturity" means, when applied to any Indebtedness or portion thereof at any date, the number of years obtained by dividing (i) the then outstanding principal amount of such Indebtedness or portion thereof (if applicable) into (ii) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

             "Wholly Owned Subsidiary" of any Person means (i) a Subsidiary of which 100% of the Common Equity (except for directors' qualifying shares or certain minority interests owned by other Persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) is owned directly by such Person or through one or more other Wholly Owned Subsidiaries of such Person and (ii) any entity other than a corporation in which such Person, directly or indirectly, owns all of the Common Equity of such entity.

SECTION 1.2  OTHER DEFINITIONS

        Defined
                 Term                                                 in Section
                 ----                                                 ----------

                 "Affiliate Transaction"...........................     4.12
                 "Asset Sale Offer"................................     4.11
                 "Asset Sale Offer Period".........................     3.8
                 "Custodian".......................................     6.1
                 "Change in Control Repurchase"....................     4.10
                 "Event of Default"................................     6.1
                 "incur"...........................................     4.9(a)
                 "Legal Holiday"...................................    11.6
                 "Payment Blockage Period".........................    10.4
                 "Paying Agent"....................................     2.3
                 "Payment Account".................................     4.1
                 "Registrar".......................................     2.3
                 "Repurchase Date".................................     4.10
                 "Successor".......................................     5.1

SECTION 1.3 INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT

             Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

             All terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.4 RULES OF CONSTRUCTION

             Unless the context otherwise requires:

          1.    a term has the meaning assigned to it;
          2. an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
          3.    "or" is not exclusive;
          4. words in the singular include the plural, and in the plural include the singular;
          5.    provisions apply to successive events and transactions;
          6.    any  amount  may be  negative;  and
          7. "herein", "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or Subdivision.

                                   ARTICLE 2.

                                 THE SECURITIES

SECTION 2.1 FORM AND DATING

             The Rule 144A Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A. Subject to Section 2.6, the Rule 144A Notes shall be in an aggregate principal amount no greater than $500,000,000; provided, that if Exchange Notes are issued hereunder pursuant to the Exchange Offer, the aggregate maximum principal amount of Rule 144A Notes shall be reduced by the principal amount of Exchange Notes so issued. The
Exchange Notes, when and if issued, and the Trustee's certificate of authentication shall be substantially in the form of Exhibit B. Subject to
Section 2.6, the Exchange Notes shall be in an aggregate principal amount no greater than $500,000,000 less the principal amount of Rule 144A Notes not exchanged for the Exchange Notes in the Exchange Offer. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Security shall be dated the date of its authentication. The Securities shall be in denominations of $1,000 and integral multiples thereof.

             The Securities may be initially issued either in the form of a Global Security or Securities or in the form of Definitive Securities or both. A Global Security shall represent such of the outstanding Securities as shall be specified therein and shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee or an Agent thereof, at the direction of the Trustee, in accordance with written instructions given by the Holder thereof. Definitive Securities shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

             The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture and to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

SECTION 2.2 EXECUTION AND AUTHENTICATION

             Two Officers shall sign the Securities for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Securities and may be in facsimile form.

             If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security nevertheless shall be valid.

             A Security shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

             The Trustee shall authenticate Securities for original issue up to the aggregate principal amount stated in paragraph 4 of the Securities, upon a written order of the Company signed by two Officers. The aggregate principal amount of Securities outstanding at any time may not exceed such amount except as provided in Section 2.6.

             The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate.

SECTION 2.3 REGISTRAR AND PAYING AGENT

             The Company shall maintain or cause to be maintained through the Trustee or such other Person as may be appointed hereunder an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Securities may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture, such notification to be delivered, together with a certificate of such Agent that it agrees to perform its duties in accordance with the procedures established by the Trustee and with the terms of this Indenture, to the Trustee prior to the date such Agent assumes its duties hereunder. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

SECTION 2.4 PAYING AGENT TO HOLD MONEY IN TRUST

             The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of or premium, if any, or interest on the Securities, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.

SECTION 2.5 REGISTRATION OF TRANSFER AND EXCHANGE

             (a)  With  respect  to the  transfer  and  exchange  of  Definitive
Securities: when Definitive Securities are presented to the Trustee with the request (x) to register the transfer of the Definitive Securities or (y) to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations, the Trustee shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided, however, that the Definitive Securities presented or surrendered for register of transfer or exchange:

             (i) shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Trustee duly executed by the Holder thereof or by its attorney, duly authorized in writing; and

             (ii) shall, in the case of Transfer Restricted Securities that are Definitive Securities, except if exchanged for an Exchange Note in the Exchange Offer, be accompanied by the following additional information and documents, as applicable

                 (A) if such Transfer Restricted Security is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in substantially the form of Exhibit C hereto); or

                 (B) if such Transfer Restricted Security is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in reliance on Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect (in substantially the form of Exhibit C hereto); or

                 (C) if such Transfer Restricted Security is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (in substantially the form of Exhibit C hereto) and an opinion of counsel reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act.

             (b) The following restrictions apply to any transfer of a Definitive Security for a beneficial interest in a Global Security. A Definitive Security may not be exchanged for a beneficial interest in a Global Security except, until and upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by appropriate written instruments of transfer, in form satisfactory to the Trustee, together with:

             (i) if such Definitive Security is a Transfer Restricted Security and such transfer is not being made in connection with the Exchange Offer, certification, substantially in the form of Exhibit C hereto, that such Definitive Security is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act; and

             (ii) whether or not such Definitive Security is a Transfer Restricted Security, written instructions directing the Trustee to make an endorsement on the Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, then the Trustee shall cancel such Definitive Security and cause, in accordance with the standing instructions and procedures existing between it and the
Depositary, the aggregate principal amount of Securities represented by the Global Security to be increased accordingly. If no Global Securities are then outstanding, the Company shall issue and, upon receipt of a written authentication order in the form of an Officers' Certificate, the Trustee shall authenticate a new Global Security in the appropriate principal amount.

             (c) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor.

             (d) With respect to the transfer of a beneficial interest in a Global Security for a Definitive Security:

             (i) Any person having a beneficial interest in a Global Security may upon request exchange such beneficial interest for a Definitive Security. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depositary or its nominee on behalf of any person having a beneficial interest in a Global Security constituting a Transfer Restricted Security only, except if exchanged for an Exchange Note in the Exchange Offer, the following additional information and documents (all of which may be submitted by facsimile):

                 (A) if such beneficial interest is being transferred to the person designated by the Depositary as being the beneficial owner, a certification from such person to that effect (in substantially the form of Exhibit C hereto); or

                 (B) if such beneficial interest is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit C hereto); or

                 (C) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect from the transferee or transferor (in substantially the form of Exhibit C hereto) and an opinion of counsel from the transferee or transferor reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act, then the Trustee will cause, in accordance with the standing instructions and procedures existing between it and the Depositary, the aggregate principal amount of the Global Security to be reduced and, following such reduction, the Company will execute and, upon receipt of a written authentication order in the form of an Officers' Certificate, the Trustee will authenticate and deliver to the transferee a Definitive Security.

             (ii) Definitive Securities issued in exchange for a beneficial interest in a Global Security pursuant to this Section 2.5 shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall in writing instruct the Trustee. The Trustee shall deliver such Definitive Securities to the persons in whose name such Securities are so registered.

             (e) Notwithstanding any other provisions of this Indenture (other than the provisions set forth in subsection (f) of this Section 2.5), a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

             (f) The following relates to the authentication of Definitive Securities in the absence of the Depositary. If at any time: (i) the Depositary for the Securities notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Securities and a successor Depositary for the Global Securities is not appointed by the Company within 90 days after delivery of such notice; or (ii) the Company, at its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Securities under this Indenture, then the Company will execute, and the Trustee, upon receipt of a written order in the form of an Officers' Certificate requesting the authentication and delivery of Definitive Securities, will authenticate and deliver Definitive Securities, in an aggregate principal amount equal to the principal amount of the Global Securities, in exchange for such Global Securities.

             (g) (i) Except as otherwise agreed to by the Company, the Trustee and the Holder thereof or as permitted by the following paragraph (ii), each Rule 144A Note certificate evidencing the Global Securities and the Definitive Securities (and all Securities other than Exchange Notes issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER SUCH LAWS.

         THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HERETO AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATED PERSON OF THE COMPANY WAS THE OWNER OF THIS SECURITY UNLESS SUCH OFFER, SALE OR OTHER TRANSFER IS (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON THE HOLDER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (a)(2), (a)(3) OR (a)(7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND IN EACH OF THE FOREGOING CASES SUCH OFFER, SALE OR OTHER TRANSFER IS IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM CONTAINED IN THE INDENTURE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE THEN HOLDER OF THIS SECURITY AFTER THE RESALE RESTRICTION TERMINATION DATE. ANY TRANSFEREE OF THIS SECURITY SHALL BE DEEMED TO HAVE REPRESENTED EITHER (A) THAT IT IS NOT USING THE ASSETS OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME
         SECURITY ACT ("ERISA") OR THE INTERNAL REVENUE CODE (THE "CODE") TO PURCHASE THIS SECURITY OR (B) THAT ITS PURCHASE AND CONTINUED HOLDING OF THE SECURITY WILL BE COVERED BY A U.S. DEPARTMENT OF LABOR CLASS EXEMPTION (WITH RESPECT TO PROHIBITED TRANSACTIONS UNDER SECTION 406(a) OF ERISA).

             (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act or an effective registration statement under the Securities Act (including the Shelf Registration Statement):

                 (A) in the case of any Transfer Restricted Security that is a Definitive Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security; and

                 (B) any such Transfer Restricted Security represented by a Global Security shall not be subject to the provisions set forth in (i) above (such sales or transfers being subject only to the provisions of Section 2.5(c) hereof); provided, however, that with respect to any request for an exchange of a Transfer Restricted Security that is represented by a Global Security for a Definitive Security that does not bear a legend, which request is made in reliance upon Rule 144 or an effective registration statement, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144 or an effective registration statement (such certification to be substantially in the form of Exhibit C hereto.)

             (h) At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, redeemed, repurchased or cancelled, such Global Security shall be returned to or retained and cancelled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, redeemed, repurchased or cancelled, the principal amount of Securities represented by such Global Security shall be reduced and an endorsement shall be made on such Global Security, by the Trustee or the Securities Custodian, at the direction of the Trustee, to reflect such reduction.

             (i) All Definitive Securities and Global Securities issued upon any registration of transfer or exchange of Definitive Securities or Global Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Definitive Securities or Global Securities surrendered upon such registration of transfer or exchange.

             No service charge shall be made to a Holder for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable and any other expenses (including the fees and expenses of the Trustee) in connection therewith (other than such transfer tax or similar governmental charge payable upon exchanges pursuant to Section
2.6 or 9.5).

SECTION 2.6 REPLACEMENT SECURITIES

             If any mutilated Security is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, the Company shall issue and the Trustee, upon the written order of the Company signed by two Officers, shall authenticate a replacement Security if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, the Agent or any authenticating agent from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge for their expenses in replacing a Security.

             Every replacement Security is an additional obligation of the Company.

SECTION 2.7 OUTSTANDING SECURITIES

             The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.7 as not outstanding.

             If a Security is replaced pursuant to Section 2.6, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

             If the principal  amount of any Security is  considered  paid under
Section 4.1, it ceases to be outstanding and interest on it ceases to accrue as of the date it is deemed paid. Upon a "legal defeasance" pursuant to Section 8.1(b) or a "covenant defeasance" pursuant to Section 8.1(c), the Securities shall be deemed to be outstanding or not outstanding as provided in the applicable Section 8.1(b) or 8.1(c).

             Except as set forth in Section 2.8, a Security does not cease to be outstanding because the Company or an Affiliate holds the Security.

SECTION 2.8 TREASURY SECURITIES

             In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the corporate trust officer having responsibility for the administration of this Indenture on behalf of the Trustee actually knows are so owned shall be so disregarded.

SECTION 2.9 TEMPORARY SECURITIES

             Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities upon a written order of the Company signed by two Officers. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities.

SECTION 2.10 CANCELLATION

             The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation, and, upon request of the Company, certification of their destruction shall be delivered to the Company unless, by a written order signed by two Officers, the Company shall direct that canceled Securities be returned to it after being appropriately designated as cancelled. The Company may not issue new Securities to replace Securities that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.11 DEFAULTED INTEREST

             If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Securities. The Company, with the consent of the Trustee, shall fix each such special record date and payment date. At least 15 days before the special record date, the Company (or, upon written request of the Company, the Trustee, in the name of and at the expense of the Company) shall mail to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.12 SECURITIES ISSUABLE IN THE FORM OF A GLOBAL SECURITY

(a) If the Company shall establish that the Securities are to be issued in whole or in part in the form of one or more Global Securities, then the Company shall execute and the Trustee or an agent thereof shall, in accordance with Section
2.2 and the written order of the Company delivered to the Trustee or its agent thereunder, authenticate and deliver such Global Security or Securities, which
(i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of the outstanding Securities to be represented by such Global Security or Securities, or such portion thereof as the Company shall specify in a written order of the Company signed by two Officers, (ii) shall be registered in the name of the Depositary for such Global Security or Securities or its nominee, (iii) shall be delivered by the Trustee or its agent to the Depositary or pursuant to the Depositary's instruction and (iv) shall bear a legend substantially to the following effect: "Unless and until it is exchanged in whole or in part for securities in definitive form, this security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of the Depositary to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of the nominee of the Depositary or in such other name as is requested by an authorized representative of the Depositary (and any payment is made to the nominee of the Depositary or to such other entity as is requested by an authorized representative of the Depositary), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, the nominee of the Depositary, has an interest herein."

             (b)  Notwithstanding any other provision of this Section 2.12 or of
Section 2.5, and subject to the provisions of paragraph (c) below, a Global Security may be transferred, in whole but not in part and in the manner provided in Section 2.5, only to a nominee of the Depositary for such Global Security, or to the Depositary, or a successor Depositary for such Global Security selected or approved by the Company, or to a nominee of such successor Depositary.

             (c) (i) If at any time the Depositary for a Global Security notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or if at any time the Depositary for the Securities shall no longer be eligible or in good standing under the Exchange Act or any other applicable statute or regulation, the Company shall appoint a successor Depositary with respect to such Global Security. If a successor Depositary for such Global Security is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company will execute, and the Trustee or an agent thereof, upon receipt of a written order of the Company signed by two Officers for the authentication and delivery of individual Definitive Securities in exchange for such Global Security, will authenticate and deliver, individual Definitive Securities of like tenor and terms in an aggregate principal amount equal to the principal amount of the Global Security in exchange for such Global Security.

             (ii) The Company may at any time and in its sole discretion determine that the Securities issued in the form of one or more Global Securities shall no longer be represented by such Global Security or Securities. In such event the Company will execute, and the Trustee or an agent thereof, upon receipt of a written order of the Company signed by two Officers for the authentication and delivery of individual Definitive Securities in exchange in whole or in part for such Global Security, will authenticate and deliver individual Definitive Securities of like tenor and terms in an aggregate principal amount equal to the principal amount of such Global Security or Securities in exchange for such Global Security or Securities.

             (iii) If specified by the Company pursuant to a written order of the Company signed by two Officers, the Depositary for a Global Security may surrender such Global Security in exchange in whole or in part for individual Definitive
                    Securities of like tenor and terms on such terms as are acceptable to the Company and such Depositary. Thereupon the Company shall execute, and the Trustee or an agent thereof, upon a written order of the Company signed by two Officers, shall authenticate and deliver, without service charge, (1) to each Person specified by such Depositary a new Definitive Security or Securities of like tenor and terms and of any authorized denomination as requested by such Person in an aggregate principal amount equal to and in exchange for such Person's beneficial interest as specified by such Depositary in the Global Security; and (2) to such Depositary a new Global Security of like tenor and terms and in an authorized denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of Definitive Securities delivered to Holders thereof.

             (iv) In any exchange provided for in (i), (ii) or (iii) of this paragraph (c), the Company will execute and the Trustee or an agent thereof, upon receipt of a written order of the Company signed by two Officers, will authenticate and deliver individual Definitive Securities in registered form in authorized denominations. Upon the exchange of the entire principal amount of a Global Security for individual

                    Definitive Securities, such Global Securities shall be cancelled by the Trustee or an agent thereof. Except as provided in (iii) above, Definitive Securities issued in exchange for a Global Security pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct either the Trustee or the Registrar. Such Trustee or the Registrar shall deliver such Definitive Securities to the Persons in whose names such Securities are so registered.

                                   ARTICLE 3.

                    OPTIONAL REDEMPTION AND ASSET SALE OFFER

SECTION 3.1 NOTICES TO TRUSTEE

             (a) If the Company elects to redeem Securities pursuant to the optional redemption provisions of Section 3.7, it shall furnish to the Trustee, at least 45 days but not more than 60 days before a redemption date, an Officers' Certificate stating that the Company has exercised its option to redeem Securities pursuant to Section 3.7 and setting forth the redemption date, the principal amount of Securities to be redeemed and the redemption price.

             (b) If the Company offers to purchase Securities pursuant to the provisions of Section 3.8, it shall furnish to the Trustee, on or before the fifth Business Day preceding the commencement of an Asset Sale Offer Period, an Officers' Certificate stating that the Company is making an Asset Sale Offer pursuant to Section 3.8 and setting forth the Asset Sale Payment Date, the principal amount of Securities the Company is offering to purchase and the purchase price of such Securities, and further setting forth a statement to the effect that (a) the Company has consummated an Asset Sale and (b) the conditions set forth in the first sentence of Section 4.11 have been satisfied.

SECTION 3.2 SELECTION OF SECURITIES TO BE REDEEMED OR PURCHASED

             (a) If less than all of the Securities are to be redeemed pursuant to Section 3.7, the Trustee shall select the Securities to be redeemed on a pro rata basis, by lot or in such other manner as the Trustee shall deem fair and equitable; provided, however, that in the case of a partial redemption of Securities made with the proceeds of a Public Equity Offering, selection of the Securities for redemption shall be made on a pro rata basis, unless such method is otherwise prohibited (in which case the Securities to be purchased shall be selected by lot or in such other manner as the Trustee shall deem fair and equitable). The particular Securities to be redeemed shall be selected, unless otherwise provided herein, prior to the date notice of redemption is required to be sent by the Trustee, from the outstanding Securities not previously called for redemption.

             The Trustee promptly shall notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. Securities and portions of them selected shall be in amounts of $1,000 or integral multiples of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

             (b) If less than all of the Securities are to be purchased pursuant to Section 3.8, the Trustee shall select the Securities to be purchased on a pro rata basis, unless such method is otherwise prohibited (in which case the Securities to be purchased shall be selected by lot or in such other manner as the Trustee shall deem fair and equitable). The particular Securities to be purchased shall be selected, unless otherwise provided herein, prior to the date notice of purchase is required to be sent by the Trustee, from the outstanding Securities tendered pursuant to the Asset Sale Offer.

             The Trustee promptly shall notify the Company in writing of the Securities selected for purchase and, in the case of any Security selected for partial purchase, the principal amount thereof to be purchased. Securities and portions of them selected shall be in amounts of $1,000 or integral multiples of $1,000. Provisions of this Indenture that apply to Securities called for purchase also apply to portions of Securities called for purchase.

SECTION 3.3 NOTICES TO HOLDERS

             (a) At least 30 days but not more than 60 days before a redemption date, the Company shall mail a notice to each Holder whose Securities are to be redeemed.

             The notice shall identify the Securities to be redeemed and shall state:

             1.     the redemption date;
             2.     the redemption price;
             3. if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the redemption date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion will be issued;
             4.     the name and address of the Paying Agent;
             5. that Securities called for redemption must be surrendered to the Paying Agent at the address specified in such notice to collect the redemption price;
             6. that interest on Securities called for redemption ceases to accrue on and after the redemption date (unless the Company defaults on its obligation to repurchase Securities);
             7. the paragraph of the Securities pursuant to which the Securities are being redeemed; and
             8. the aggregate principal amount of Securities that are being redeemed.

             (b) If the Company determines to make an Asset Sale Offer as provided in Section 3.8, the Company shall promptly mail a notice to each Holder.

             The Notice shall state:

           1.       that an Asset Sale Offer is being made  pursuant  to Section
                    3.8 and the length of time the Asset Sale Offer will remain open;
           2.       the purchase price and the Asset Sale Payment Date;
           3. the aggregate principal amount of Securities the Company is offering to purchase;
           4. that any Security not tendered or accepted for payment will continue to accrue interest;
           5. that any Security accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest on the Asset Sale Payment Date;
           6. that Holders electing to have a Security purchased pursuant to any Asset Sale Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse side of the Security completed, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice prior to expiration of the Asset Sale Offer Period;
           7. that Holders will be entitled to withdraw their election if the Company, Depositary or Paying Agent, as the case may be, receives, not later than the expiration of the Asset Sale Offer Period, or such longer period as may be required by law, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have the Security purchased;
           8. that, if the aggregate principal amount of Securities surrendered by Holders exceeds the aggregate principal amount of Securities offered to be purchased, the Trustee shall select the Securities to be purchased on a pro rata basis, unless such method is otherwise prohibited (in which case the Securities to be purchased shall be selected by lot or in such other manner as the Trustee shall deem fair and equitable); and

           9. that Holders whose Securities are purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

             (c) At the Company's request, the Trustee shall give the notice required in Section 3.3(a) or 3.3(b) in the Company's name and at its expense; provided, however, that the Company shall deliver to the Trustee, at least 45 days prior to the redemption date or not later than the fifth Business Day preceding the commencement of an Asset Sale Offer Period, as the case may be, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in Section 3.3(a) or 3.3(b).

SECTION 3.4 EFFECT OF NOTICE OF REDEMPTION

             Once notice of redemption under Section 3.7 is mailed, Securities called for redemption become due and payable on the redemption date at the redemption price. However, if a redemption date is on or before an Interest Payment Date and on or after the related record date, any interest accrued and unpaid to the redemption date shall be paid on such Interest Payment Date to the person in whose name the Security is registered at the close of business on such record date and the only remaining right of the Holders of Securities called for redemption shall be to receive the redemption price (excluding such interest) upon surrender of such Securities to the Paying Agent.

SECTION 3.5 DEPOSIT OF REDEMPTION PRICE OR PURCHASE PRICE

             One Business Day prior to the redemption date or the Asset Sale Payment Date, as the case may be, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price or the purchase price of, and accrued interest on, all Securities to be redeemed or purchased on that date. The Trustee or the Paying Agent shall return to the Company any money not required for that purpose.

             If the Company complies with the preceding paragraph, interest on the Securities or portions thereof to be redeemed or purchased (in the case of a redemption, whether or not such Securities are presented for payment) will cease to accrue on the applicable redemption date or Asset Sale Payment Date, as the case may be. If any Security called for redemption shall not be so paid upon surrender, or if any Security to be purchased shall not be so paid on the Asset Sale Payment Date, because of the failure of the Company to comply with the preceding paragraph, then interest will be paid on the unpaid principal from the redemption date or the Asset Sale Payment Date, as the case may be, until such principal is paid and on any interest not paid on such unpaid principal, in each case, at the rate provided in the Securities and in Section 4.1.

SECTION 3.6 SECURITIES REDEEMED OR PURCHASED IN PART

             Upon surrender of a Security that is redeemed or purchased in part, the Company shall issue, and the Trustee shall, upon receipt of a written order of the Company signed by two Officers, authenticate for the Holder at the expense of the Company, a new Security equal in principal amount to the unredeemed portion or the portion not purchased of the Security surrendered.

SECTION 3.7 OPTIONAL REDEMPTION

             The Company may redeem all or any of the Securities at any time on or after January 15, 2003, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest to the redemption date:

                    IF REDEEMED DURING                        REDEMPTION PRICE
              THE 12-MONTH PERIOD COMMENCING                  ----------------
              ------------------------------
                     January 15, 2003                             104.625%
                     January 15, 2004                             103.083%
                     January 15, 2005                             101.542%
             January 15, 2006 and thereafter                        100%

             Notwithstanding the foregoing, the Company may redeem in the aggregate up to $166,667,000 principal amount of Securities at any time and from time to time prior to January 15, 2001 at a redemption price equal to 109.25% of the aggregate principal amount so redeemed, plus accrued interest to the redemption date, out of the net cash proceeds of one or more Public Equity
Offerings; provided that at least $333,333,000 aggregate principal amount of Securities originally issued remains outstanding after the occurrence of any such redemption and that any such redemption occurs within 60 days following the closing of any such Public Equity Offering.

             Any redemption pursuant to this Section 3.7 shall be made, to the extent applicable, in accordance with the provisions of Sections 3.1 through 3.6.

SECTION 3.8 ASSET SALE OFFER

             If the Company determines to make an Asset Sale Offer, the Company shall promptly mail (with notice to the Trustee) or shall cause the Trustee to promptly mail (in the Company's name and at its expense) notice of an Asset Sale Offer to each Holder of Securities as set forth in Section 3.3(b). The Asset Sale Offer shall be deemed to have commenced on the date of such mailing and shall terminate 30 days after its commencement unless a longer offering period is required by law (the "Asset Sale Offer Period"). On or prior to the fifth Business Day following the termination of the Asset Sale Offer Period (the "Asset Sale Payment Date"), the Company shall purchase, or cause the Trustee to purchase, and mail or deliver payment for, as selected on a pro rata basis (unless such method is otherwise prohibited, in which case the Securities to be purchased shall be selected by lot, with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000 or integral multiples thereof shall be purchased, or in such other manner as the Trustee shall deem fair and equitable) from Holders tendering their Securities pursuant to the Asset Sale Offer, the amount of Securities required to be purchased pursuant to Section 4.11. If the Asset Sale Payment Date is on or after an interest payment record date and on or before the related interest payment date, any accrued interest will be paid to the person in whose name a Security is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Securities pursuant to the Asset Sale Offer. Any Asset Sale Offer shall be conducted in compliance with applicable tender offer rules, including Section 14(e) of the Exchange Act and Rule 14e-1 thereunder.

             On or before any Asset Sale Payment Date, the Company, to the extent lawful, shall (i) accept for payment, as selected on a pro rata basis (unless such method is otherwise prohibited, in which case the Securities to be purchased shall be selected by lot, with such adjustment as may be deemed appropriate by the Company so that only Securities in denominations of $1,000 or integral multiples thereof shall be purchased, or in such other manner as the Trustee shall deem fair and equitable), Securities or portions thereof tendered pursuant to the Asset Sale Offer, (ii) if the Company appoints a depositary or Paying Agent, deposit with such depositary or Paying Agent money sufficient to pay the purchase price (including all accrued interest on the purchased Securities) of all Securities or portions thereof so accepted, (iii) deliver or cause the depositary or Paying Agent to deliver to the Trustee Securities so accepted and (iv) deliver an Officers' Certificate identifying the Securities or portions thereof accepted for payment by the Company in accordance with the terms of this Section 3.8. The depositary, the Paying Agent or the Company, as the case may be, promptly shall mail or deliver to each tendering Holder an amount equal to the purchase price (including all accrued interest on the purchased Securities) of the Securities tendered by such Holder and accepted by the Company for purchase, and the Trustee promptly shall authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted promptly shall be mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Sale Offer on the Asset Sale Payment Date.

             Other than as specifically provided in this Section 3.8, any offer to purchase Securities pursuant to this Section 3.8 shall be made in accordance with the other provisions of this Indenture.

                                   ARTICLE 4.

                                    COVENANTS

SECTION 4.1 PAYMENT OF SECURITIES

             The Company shall pay the principal of and premium, if any, and interest on the Securities on the dates and in the manner provided in the Securities. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, other than the Company or a Subsidiary of the Company, holds on that date money deposited by the Company designated for and sufficient to pay all principal, premium, if any, and interest then due.

             The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the interest rate on the Securities to the extent lawful; it shall pay interest on overdue payments of premium, if any, or installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

             On or prior to the effective date of this Indenture, the Trustee shall establish a segregated non-interest-bearing corporate trust account (the "Payment Account") maintained by the Trustee for the benefit of Holders in which all amounts paid in respect of the Securities will be held and from which the Trustee shall make payments to the Holders in accordance with this Indenture and the Securities. The Trustee and any Agent of the Trustee shall have exclusive control and sole right of withdrawal with respect to the Payment Account for the purpose of making deposits in and withdrawals from the Payment Account in accordance with this Indenture. All monies and other property deposited or held from time to time in the Payment Account shall be held by the Trustee in the Payment Account for the exclusive benefit of the Holders, subject to subordination to Senior Indebtedness in accordance with Article 10 hereof.

SECTION 4.2 MAINTENANCE OF OFFICE OR AGENCY

             The Company will maintain an office or agency where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company with respect of the Securities and this Indenture may be served pursuant to Section 2.3. The Company hereby designates the Corporate Trust Office of the Trustee as such office or agency of the Company.

             The Company also from time to time may designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and from time to time may rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 4.3 SEC REPORTS

             (a) The Company shall remain subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act and shall continue to file with the SEC such annual reports and such information, documents and other reports which are specified in Sections 13 and 15(d) of the Exchange Act.

             (b) The Company shall file with the Trustee and cause to be provided to the Holders, within 15 days after it files the same with the SEC, copies of its annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company or any subsidiary of the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. The Company shall cause any annual report furnished to its stockholders generally and any quarterly or other financial reports furnished by it to its stockholders generally to be filed with the Trustee and mailed to the Holders at their addresses appearing in the register of Securities maintained by the Registrar. The Company will cause to be disclosed in an Officers' Certificate accompanying any annual report filed with the Trustee and mailed to Holders or comparable information as of the date of the most recent financial statements in each such report or comparable information the amount available for payments pursuant to Section 4.7. The Trustee shall have no obligation to furnish such information to the Holders unless instructed to do so by the Company or requested by a Holder.

SECTION 4.4 COMPLIANCE CERTIFICATE

             (a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his knowledge the Company has kept, observed, performed and fulfilled each covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or premium, if any, or interest, if any, on the Securities are prohibited or, if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

             (b) So long as (i) not contrary to the then current recommendations of the American Institute of Certified Public Accountants or (ii) the Company's independent public accountants do not have in effect a policy, of general applicability with respect to their clients, that such accountants will not prepare statements on the subjects specified below, the year-end financial statements delivered pursuant to Section 4.3 shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements nothing has come to their attention that would lead them to believe that the Company has violated any provisions of
Article 4 or 5 or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

             (c) The Company, so long as any of the Securities are outstanding, will deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default under this Indenture, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.5  CORPORATE  EXISTENCE,  TAXES, ETC.

             Subject to the provisions of Section 5.1, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its rights (charter and statutory), licenses and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and the loss thereof is not disadvantageous in any material respect to the Holders.

SECTION 4.6 STAY, EXTENSION AND USURY LAWS

             The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the Company's obligation to pay the Securities; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law insofar as such law applies to the Securities, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power, right or remedy herein granted to the Trustee, but will suffer and permit the execution of every such power, right or remedy as though no such law has been enacted.

SECTION 4.7 LIMITATIONS ON RESTRICTED PAYMENTS

             The   Company   shall  not,   and  shall  not  permit  any  of  its
Subsidiaries, directly or indirectly, to make any Restricted Payment if at the time of such Restricted Payment:

             (i) a Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof;

            (ii) after giving effect to the proposed Restricted Payment, the amount of such Restricted Payment, when added to the aggregate amount of all Restricted Payments made after May 15, 1996, exceeds the sum of (1) 50% of the Company's Consolidated Net Income accrued during the period (taken as a single period) commencing May 15, 1996, to and including the most recent fiscal quarter ended immediately prior to the date of such Restricted Payment and for which financial results have been reported (or, if such aggregate Consolidated Net Income shall be a deficit, minus 100% of such aggregate deficit); (2) the net cash proceeds from the issuance and sale of the Company's (a) Capital Stock that is not Disqualified Stock, including net cash proceeds received upon the exercise of any options or warrants to purchase shares of Capital Stock other than Disqualified Stock (other than to a Subsidiary of the Company) and (b) debt securities or other securities that are convertible or exercisable or exchangeable for such Capital Stock that is not Disqualified Stock and that have been so converted or exercised or exchanged, after May 15, 1996; (3) aggregate net cash proceeds received by the Company after the date of the Indenture as capital contributions to the Company; and (4) $20.0 million; or

             (iii) the Company would not be able to incur an additional $1.00 of Indebtedness under the Consolidated Coverage Ratio test in Section 4.9(a).

             Notwithstanding the foregoing, the provisions of this Section 4.7 shall not prevent the following Restricted Payments (provided, however, that such Restricted Payments shall be included for purposes of computing the amount of Restricted Payments previously made under clause (ii) of the preceding paragraph): (x) the payment of any dividend within 60 days after the date of declaration thereof if the payment thereof would have complied with the limitations of this covenant on the date of declaration and (y) the purchase of stock held by officers, directors or employees of the Company whose employment or term with the Company has been terminated or who have died or become disabled in an aggregate amount not to exceed $5.0 million in any fiscal year.

SECTION 4.8 LIMITATIONS ON RESTRICTIONS ON DISTRIBUTIONS FROM SUBSIDIARIES

             The Company shall not, and shall not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction (other than encumbrances or restrictions imposed by law or by judicial or regulatory action or by provisions in leases or other agreements that restrict the assignability thereof) on the ability of any Subsidiary of the Company to (i) pay dividends or make any other distributions on its Capital Stock or any other interest or participation in, or measured by, its profits, owned by the Company or any of its other Subsidiaries, or pay interest on or principal of any Indebtedness owed to the Company or any of its other Subsidiaries, (ii) make loans or advances to the Company or any of its other Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its other Subsidiaries, except for encumbrances or restrictions existing under or by reason of (a) applicable law, (b) Existing Indebtedness, (c) any restrictions under any agreement evidencing any Acquired Indebtedness that was permitted to be incurred pursuant to Section 4.9, provided that such restrictions and encumbrances only apply to assets that were subject to such restrictions and encumbrances prior to the acquisition of such assets by the Company or its Subsidiaries, (d) restrictions or encumbrances replacing those permitted by clause (b) or (c) which, taken as a whole, are not more restrictive, (e) this Indenture, (f) any restrictions or encumbrances arising in connection with Refinancing Indebtedness, provided that any restrictions and encumbrances of the type described in this Section 4.8 that arise under such Refinancing Indebtedness are not, taken as a whole, more restrictive than those under the agreement creating or evidencing the Indebtedness being refunded or refinanced, (g) any restrictions with respect to a Subsidiary of the Company imposed pursuant to an agreement that has been entered into for the sale or other disposition of all or substantially all of the Capital Stock or assets of such Subsidiary, (h) any agreement restricting the sale or other disposition of property securing Indebtedness if such agreement does not expressly restrict the ability of a Subsidiary of the Company to pay dividends or make loans or advances and (i) customary restrictions in purchase money debt or leases relating to the property covered thereby.

SECTION 4.9 LIMITATIONS ON ADDITIONAL INDEBTEDNESS

             (a) After the date  hereof,  the Company  shall not,  and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee, extend the maturity of, or otherwise become liable with respect to (collectively, "incur"), any Indebtedness (including, without limitation, Acquired Indebtedness), unless after giving effect thereto, the Company's Consolidated Coverage Ratio on the date thereof would be at least:

             (i)    2.00 to 1, if such date is on or prior to December 31, 1998,

             (ii) 2.25 to 1, if such date is after December 31, 1998 and on or prior to December 31, 1999, and

             (iii)  2.50 to 1, if such date is after December 31, 1999,

in each case determined on a pro forma basis as if the incurrence of such additional Indebtedness and the application of the net proceeds therefrom, had occurred at the beginning of the four-quarter period used to calculate the Company's Consolidated Coverage Ratio.

             (b) Notwithstanding the foregoing: (a) the Company and its Subsidiaries may (i) incur Indebtedness under one or more Credit Facilities not to exceed $700.0 million at any one time outstanding; (ii) incur Refinancing Indebtedness; (iii) incur any Indebtedness of the Company to any Wholly Owned Subsidiary or of any Subsidiary to the Company or to any Wholly Owned Subsidiary; (iv) incur any Indebtedness evidenced by letters of credit which are used in the ordinary course of business of the Company and its Subsidiaries to secure workers' compensation and other insurance coverages; and (v) incur Capitalized Lease Obligations of the Company and its Subsidiaries such that the aggregate principal amount of Capitalized Lease Obligations of the Company and its Subsidiaries then outstanding, when added to the Capitalized Lease Obligations to be incurred, does not exceed 5% of Consolidated Tangible Assets; and (b) the Company and its Subsidiaries may incur additional Indebtedness (including additional Indebtedness under any Credit Facility that is designated in such Credit Facility as incurred under this clause (b)), provided that the aggregate principal amount of any such additional Indebtedness outstanding under this clause (b) at any time, together with the aggregate liquidation value of any outstanding Preferred Stock issued by a Subsidiary of the Company, does not exceed $75.0 million.

             No Subsidiary of the Company shall Guarantee any Indebtedness of the Company (including by way of a pledge of assets) that is subordinate in right of payment to any Senior Indebtedness unless such Subsidiary also guarantees the Securities and waives, and will not claim or take advantage of, any rights of reimbursement, indemnity or subrogation against the Company as a result of any payment by such Subsidiary under its Guarantee of the Securities. If such other Indebtedness of the Company is (1) pari passu with the Securities, such Guarantee of such pari passu Indebtedness shall be pari passu with or expressly subordinated to such Guarantee of the Securities, or (2) subordinated in right of payment to the Securities, such Guarantee of such subordinated Indebtedness shall be expressly subordinated to such Guarantee of the Securities, at least to the extent that such subordinated Indebtedness is subordinated or junior to the Securities. Notwithstanding the foregoing, any Guarantee of the Securities by a Subsidiary of the Company may provide by its terms that it shall be automatically and unconditionally released and discharged upon the release or discharge of the Guarantee which resulted in the creation of such Guarantee of the Securities, except a discharge or release by or as a result of payment under such Guarantee of such other Indebtedness or if any other Guarantee of other Indebtedness is outstanding.

SECTION 4.10 CHANGE IN CONTROL

             (a) Following the occurrence of any Change in Control, each Holder will have the right, at such Holder's option, to require that the Company purchase (a "Change in Control Repurchase"), and upon the exercise of such right, the Company shall, subject to the provisions of Section 10.3 hereof, purchase, all or any part of such Holder's Securities on a date (the "Repurchase Date") that is no earlier than 30 days nor later than 60 days after the date on which the Company gives notice of a Change in Control as provided in (b) below at a purchase price equal to 101% of the aggregate principal amount of the Securities, plus accrued and unpaid interest thereon, if any, to the Repurchase Date.

             (b) Within 30 days after any Change in Control, the Company (with notice to the Trustee) will mail or cause to be mailed to all Holders on the date of the Change in Control a notice of the occurrence of such Change in Control and of the Holders' rights arising as a result thereof. Such notice, which shall govern the terms of the Change in Control Repurchase, shall state:


       1.     that a Change in Control has occurred and that such Holder has the
              right  to  require  the  Company  to   repurchase   such  Holder's
              Securities in cash;

       2. the Repurchase Date (which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed);

       3.     the purchase price for the repurchase;

       4.     the date by which the repurchase right must be exercised; and

       5.     the instructions  determined by the Company,  consistent with this
              Section 4.10, that a Holder must follow in order to have its Securities repurchased.

             At the Company's request, the Trustee shall give such notice in the Company's name and at its expense; provided, however, that the Company shall deliver to the Trustee no later than the fifth Business Day preceding the Change in Control an Officer's Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in this Section 4.10 (b).

             (c) To exercise a repurchase right, a Holder shall deliver to the Company (or a depositary or Paying Agent designated by the Company for such purpose in the notice referred to in (b) above), on or before the close of business on the Repurchase Date, the Security or Securities with respect to which the repurchase right is being exercised, duly endorsed for transfer to the Company, with the form entitled "Option of Holder to Elect Purchase" on the reverse of each Security so delivered completed. Holders shall be entitled to withdraw their election if the Company (or the depositary or Paying Agent designated by the Company for the purpose of receiving such election) receives, not later than five Business Days prior to the Repurchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security or Securities the Holder delivered for purchase and a statement that such Holder is withdrawing its election to the have the Security or Securities purchased.

             (d) In the event a repurchase right shall be exercised in accordance with the terms hereof, subject to Article 10, the Company shall on or promptly following the Repurchase Date pay or cause to be paid in cash to the Holder thereof the repurchase price of the Security or Securities as to which the repurchase right has been exercised. In the event that the repurchase right is exercised with respect to less than the entire principal amount of a surrendered Security, the Company shall execute and deliver to the Trustee and the Trustee, upon written order of the Company, shall authenticate for issuance in the name of the Holder a new Security or Securities in the aggregate principal amount of the unrepurchased portion of such surrendered security.

             (e) If the Repurchase Date is on or before an Interest Payment Date and on or after the related record date, any interest accrued and unpaid to the Repurchase Date will be paid to the Person in whose name the Security is registered at the close of business on such record date, and no additional interest will be payable to Holders who exercise their repurchase right pursuant to this Section 4.10.

             (f) Any Change in Control Repurchase shall be conducted in compliance with applicable tender offer rules, including Section 14(e) of the Exchange Act and Rule 14(e)(1) thereunder. The Change in Control Repurchase may not be modified or conditioned by the Company in any manner.

SECTION 4.11 LIMITATIONS  ON ASSET SALES

             The Company shall not, and shall not permit any of its Subsidiaries to, consummate any Asset Sale unless (i) the Company or its Subsidiaries receive consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Capital Stock included in such Asset Sale (as determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a board resolution) and (ii) not less than 50% of such consideration is in the form of cash or Cash Equivalents (provided, however, that this clause (ii) shall not be applicable to a transaction involving assets acquired and designated as held for sale, which assets represent in aggregate since the date of the Indenture 5% or less of the net tangible assets previously acquired by the Company or a Subsidiary pursuant to acquisitions since the date of the Indenture and which assets are disposed of no later than one year following their initial acquisition). The Net Proceeds of Asset Sales shall, within 360 days of receipt thereof, (a) be reinvested in the lines of business of the Company or any of its Subsidiaries immediately prior to such investment;
(b) be applied to the  payment of the  principal  of, and  interest  on,  Senior
Indebtedness; (c) be utilized to make any Investment in any other Person permitted under this Indenture; or (d) be applied to an offer (an "Asset Sale Offer") to purchase outstanding Securities. In any such Asset Sale Offer, the Company shall offer to purchase Securities on a pro rata basis (unless such method is otherwise prohibited, in which case the Securities to be purchased shall be selected by lot, with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000 or integral multiples thereof shall be purchased, or in such other manner as the Trustee shall deem fair and equitable), at a purchase price equal to 100% of the aggregate principal amount of the Securities, plus accrued and unpaid interest to the date of purchase, in the manner set forth in this Indenture. Any Asset Sale Offer will be conducted in compliance with applicable tender offer rules, including Section 14(e) of the Exchange Act and Rule 14e-1 thereunder. Any Net Proceeds remaining immediately after the completion of any Asset Sale Offer may be used by the Company or its Subsidiaries for any purpose not inconsistent with the other provisions of this Indenture.

             Notwithstanding the provisions of the immediately preceding paragraph, the Company and its Subsidiaries may, in the ordinary course of business (or, if otherwise than in the ordinary course of business, upon receipt of a favorable written opinion from an independent financial advisor of national reputation as to the fairness from a financial point of view to the Company or such Subsidiary of the proposed transaction), exchange all or a portion of its property, businesses or assets for property, businesses or assets that, or Capital Stock of a Person all or substantially all of whose assets, are of a type used in a healthcare related business, or a combination of any such property, businesses or assets, or Capital Stock of such a Person and cash or Cash Equivalents; provided that (i) there shall not exist immediately prior or subsequent thereto a Default or an Event of Default, (ii) a majority of the disinterested members of the Board of Directors of the Company shall have approved a resolution of the Board of Directors that such exchange is fair to the Company or such Subsidiary, as the case may be, and (iii) any cash or Cash Equivalents received pursuant to any such exchange shall be applied in the manner applicable to Net Proceeds of Asset Sales as set forth pursuant to the provisions of the immediately preceding paragraph; and provided, further, that any Capital Stock of a Person received in such an exchange pursuant to this paragraph shall be owned directly by the Company or a Subsidiary of the Company and, when combined with the Capital Stock of such person already owned by the Company and its Subsidiaries, shall result in such Person becoming a Wholly Owned Subsidiary of the Company.

SECTION 4.12 LIMITATIONS ON TRANSACTIONS WITH AFFILIATES

             Neither the Company nor any of its Subsidiaries shall make any loan, advance, guarantee or capital contribution to, or for the benefit of, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or for the benefit of, or purchase or lease any property or assets from, or enter into or amend any contract, agreement or understanding with, or for the benefit of, any Affiliate of the Company or any of its Subsidiaries or any Person (or any Affiliate of such Person) holding 10% or more of the Common
Equity of the Company or any of its Subsidiaries (each an "Affiliate Transaction") unless (i) such Affiliate Transactions are between or among the Company and its Subsidiaries; (ii) such Affiliate Transactions are in the ordinary course of business and consistent with past practice; or (iii) the terms of such Affiliate Transactions are fair and reasonable to the Company or such Subsidiary, as the case may be, and are at least as favorable as the terms which could be obtained by the Company or such Subsidiary, as the case may be, in a comparable transaction made on an arm's-length basis between unaffiliated parties. In the event of any transaction or series of transactions occurring subsequent to the date of this Indenture with an Affiliate of the Company which is not permitted under clauses (i) or (ii) above and involves in excess of $5.0 million, the terms of such transaction shall be in writing and a majority of the disinterested members of the Board of Directors shall by resolution determine that such business or transaction meets the criteria set forth in clause (iii) above.

SECTION 4.13 LIMITATIONS ON LIENS

             The  Company  shall not,  and shall not permit any  Subsidiary  to, directly or indirectly, create, incur or affirm any Lien of any kind securing any Indebtedness which is pari passu or subordinate in right of payment to the Securities (including any assumption, guarantee or other liability with respect thereto by any Subsidiary) upon any property or assets (including any intercompany notes) of the Company or any Subsidiary owned on the date hereof or hereafter acquired, or any income or profits therefrom, unless the Securities are directly secured equally and ratably with (or, in the case of subordinated Indebtedness, prior or senior thereto, with the same relative priority as the Securities shall have with respect to such subordinated Indebtedness) the obligation or liability secured by such Lien except for Liens (A) securing any Indebtedness which became Indebtedness pursuant to a transaction permitted under
Section 5.1 hereof or securing Acquired Indebtedness which, in each case, were created prior to (and not created in connection with, or in contemplation of) the incurrence of such pari passu Indebtedness or subordinated Indebtedness by the Company or any Subsidiary and which Indebtedness is permitted under the provisions of Section 5.1 hereof, (B) securing any Indebtedness incurred in connection with any refinancing, renewal, substitutions or replacements of any such Indebtedness described in clause (A) or (C) created in favor of the Company; provided, however, that in the case of clauses (A) and (B), any such Lien only extends to the assets that were subject to such Lien securing such Indebtedness prior to the related acquisition by the Company or its Subsidiaries.

SECTION 4.14. LIMITATIONS ON SUBSIDIARY PREFERRED STOCK
             The Company shall not permit any of its Subsidiaries to issue any Preferred Stock (other than to the Company or a Wholly Owned Subsidiary) or permit any Person (other than the Company or a Wholly Owned Subsidiary) to own or hold any interest in any Preferred Stock of any such Subsidiary (other than Preferred Stock issued prior to the date of this Indenture), unless the Subsidiary would be permitted to incur Indebtedness pursuant to the provisions of Section 4.9 hereof in the aggregate principal amount equal to the aggregate liquidation value of such Preferred Stock.

SECTION 4.15 LIMITATIONS ON CERTAIN OTHER SUBORDINATED INDEBTEDNESS

             The Company shall not create, incur, assume or suffer to exist any Indebtedness that is subordinate in right of payment to any Senior Indebtedness unless such Indebtedness by its terms or the terms of the instrument creating or evidencing such Indebtedness is subordinate in right of payment to, or ranks pari passu with, the Securities.

SECTION 4.16 LIMITATIONS ON SUBSIDIARIES AND UNRESTRICTED SUBSIDIARIES

             The Company may, by written notice to the Trustee, designate any Subsidiary (including a newly acquired or a newly formed Subsidiary) to be an Unrestricted Subsidiary; provided, however, that (i) no Default or Event of Default shall have occurred and be continuing or would arise therefrom, (ii) such designation, when considered as an Investment as described in the next sentence, is at that time permitted under the covenant described under Section
4.7 hereof and (iii) immediately after giving effect to such designation, the Company could incur $1.00 of additional Indebtedness pursuant to clause (a) of
Section 4.9 hereof. For purposes of Section 4.7 hereof, (i) an "Investment" shall be deemed to have been made at the time any Subsidiary is designated as an Unrestricted Subsidiary in an amount (proportionate to the Company's percentage Equity Interest in such Subsidiary) equal to the net worth of such Subsidiary at the time that such Subsidiary is designated as an Unrestricted Subsidiary; (ii) at any date the aggregate amount of all Restricted Payments made as Investments since May 15, 1996 shall exclude and be reduced by an amount (proportionate to the Company's percentage Equity Interest in such Subsidiary) equal to the net worth of any Unrestricted Subsidiary from and after the date that such Unrestricted Subsidiary is designated a Subsidiary, not to exceed, in the case of any such redesignation of an Unrestricted Subsidiary as a Subsidiary, the amount of Investments previously made by the Company and its Subsidiaries in such Unrestricted Subsidiary (in the case of either clauses (i) or (ii) above, "net worth" to be calculated based upon the fair market value of the assets of such Subsidiary as of any such date of designation); and (iii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer. As of the date of the original issuance of the Securities, there shall exist no Unrestricted Subsidiaries.

             Notwithstanding the foregoing, the Board of Directors of the Company may not designate any Subsidiary of the Company to be an Unrestricted Subsidiary if, after such designation, (a) the Company or any Subsidiary of the Company provides credit support for, or a guarantee of, any Indebtedness or other obligation (contingent or otherwise) of such Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness or obligation) or is otherwise subject to recourse or obligated thereunder or therefor, (b) a default with respect to any Indebtedness of such Subsidiary (including any right which the holders thereof may have to take enforcement action against such Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Subsidiary of the Company to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity (whether or not any such default had occurred or was continuing as of the time of such designation),
(c) such Subsidiary owns any Equity Interests in, or owns or holds any Lien on any property of, any Subsidiary which is not a Subsidiary of the Subsidiary to be so designated, (d) such Subsidiary has any contract, arrangement, agreement or understanding with the Company, or any Subsidiary of the Company, whether written or oral, other than a transaction having terms no less favorable to the Company or such Subsidiary of the Company than those which might be obtained at the time from persons who are not Affiliates of the Company, or (e) the Company or any Subsidiary of the Company has any obligation to subscribe for any Equity Interest in such Subsidiary or to maintain or preserve such Subsidiary's financial condition or to cause such Subsidiary to achieve specified levels of operating results.

                                   ARTICLE 5.

                                   SUCCESSORS

SECTION 5.1 LIMITATIONS ON MERGERS AND CONSOLIDATIONS

             The Company shall not consolidate or merge with or into, or sell, lease, convey or otherwise dispose of all or substantially all of its assets, or assign any of its obligations hereunder or under the Securities, to any Person unless:

             (i) the Person formed by or surviving such consolidation or merger (if other than the Company), or to which sale, lease, conveyance or other disposition or assignment shall be made (collectively, the "Successor"), is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia, and the Successor assumes by supplemental indenture in a form satisfactory to the Trustee all of the obligations of the Company hereunder and under the Securities;

             (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

             (iii) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Consolidated Net Worth of the Company or the Successor, as the case may be, would be at least equal to the Consolidated Net Worth of the Company immediately prior to such transaction; and

             (iv) the Consolidate Coverage Ratio of the Company or the Successor, as the case may be, immediately after giving effect to such transaction, would on a pro forma basis be such that the Company or the Successor, as the case may be, would be entitled to incur at least $1 of additional Indebtedness under the Consolidated Coverage Ratio test in
                    Section 4.9(a).

             The Company shall deliver to the Trustee prior to the  consummation of the proposed transaction an Officers' Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed transaction and such supplemental indenture comply with this Indenture.

SECTION 5.2 SUCCESSOR CORPORATION SUBSTITUTED

             Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company or any assignment of its obligations under this Indenture or the Securities in accordance with Section 5.1, the Successor formed by such consolidation or into or with which the Company is merged or to which such sale, lease, conveyance or other disposition or assignment is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such Successor has been named as the Company herein and the predecessor Company, in the case of a sale, lease, conveyance or other disposition or assignment, shall be released from all obligations under this Indenture and the Securities.

                                   ARTICLE 6.

                              DEFAULTS AND REMEDIES

SECTION 6.1 EVENTS OF DEFAULT

             An "Event of Default" occurs if:

             (i) the Company defaults in the payment of the principal of, or any premium on, any Security when the same becomes due and payable, whether at Stated Maturity, upon redemption, upon acceleration or otherwise;

             (ii) the Company defaults in the payment of interest on any Security when the same becomes due and payable and the Default continues for a period of 30 days (even if such payment is prohibited by Article 10 hereof);

            (iii) the Company fails to comply with any of its agreements or covenants in, or provisions of, the Securities or this Indenture (other than a default in the performance or breach of a covenant or agreement specifically addressed in clause
                    (1) or (2) of this Section) and such failure continues for the period and after the notice specified below;

             (iv) any acceleration of the maturity of Indebtedness of the Company or its Subsidiaries having in the aggregate an outstanding principal amount of at least $10.0 million or a failure to pay such Indebtedness at its Stated Maturity;
                    provided that such acceleration or failure to pay is not cured within 10 days after such acceleration or failure to pay;

             (v) the Company or any of its Significant Subsidiaries pursuant to or within the meaning of any Bankruptcy Law: (A) commences a voluntary case,

                 (B) consents to the entry of an order for relief against it in an involuntary case,

                 (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

                 (D) makes   a  general   assignment  for  the  benefit  of  its
                 creditors;

             (vi) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                 (A) is for relief against the Company or any of its Significant Subsidiaries as debtor in an involuntary case,

                 (B) appoints   a  Custodian  of  the  Company  or  any  of  its
                 Significant Subsidiaries or a Custodian for all or substantially all of the property of the Company or any of its Significant Subsidiaries, or

                 (C) orders   the  liquidation  of  the  Company  or  any of its
                 Significant Subsidiaries, and the order or decree remains unstayed and in effect for 60 days.

             The  term  "Custodian"  means  any  receiver,   trustee,  assignee,
liquidator or similar official under any Bankruptcy Law.

             The Trustee shall not be deemed to know of a Default unless the corporate trust officer having responsibility for the administration of this Indenture on behalf of the Trustee has actual knowledge of such Default or receives written notice of such Default with specific reference to such Default.

             A Default under clause (iii) is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate principal amount of the then outstanding Securities notify the Company and the Trustee, of the Default and the Company does not cure the Default within 45 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default."

SECTION 6.2 ACCELERATION

             If an Event of Default (other than an Event of Default with respect to the Company specified in clause (vi) or (vi) of Section 6.1) occurs and is continuing, the Trustee by written notice to the Company, or the Holders of at least 25% in aggregate principal amount of the then outstanding Securities by written notice to the Company and the Trustee, may declare all Securities to be due and payable immediately. Upon such declaration the amounts due and payable on the Securities, as determined in the next succeeding paragraph, shall be due and payable immediately. If an Event of Default with respect to the Company specified in clause (vi) or (vi) of Section 6.1 occurs, such an amount shall ipso facto become and be immediately due and payable without any declaration, notice or other act on the part of the Trustee or any Holder. The Holders of a majority in aggregate principal amount of the then outstanding Securities by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal of, or premium, if any, or interest on the Securities or that resulted from a failure to comply with Section 4.10 in which case a rescission may be effected only by Holders of an aggregate principal amount of Securities then outstanding greater than or equal to that aggregate principal amount of Securities which would be necessary to waive the Default or Event of Default resulting in such acceleration pursuant to Section 6.4) have been cured or waived.

             In the event that the maturity of the Securities is accelerated pursuant to this Section 6.2, 100% of the principal amount thereof and premium, if any, shall become due and payable plus accrued interest to the date of payment plus interest on defaulted interest to the extent provided herein.

SECTION 6.3 OTHER REMEDIES

             If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the principal of, or premium, if any, or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

             The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.5 WAIVER OF PAST DEFAULTS

             The Holders of a majority in aggregate principal amount of the then outstanding Securities by written notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a continuing Default or Event of Default in the payment of the principal of, or premium, if any, or interest on any Security or in respect of a provision under this Indenture which cannot be modified or amended without the consent of the Holder of each Security then outstanding or the Holders of at least 66 2/3% of the aggregate principal amount of Securities outstanding, as applicable (in which case the consent of the Holder of each Security then outstanding or the Holders of at least 66 2/3% of the aggregate principal amount of Securities outstanding, as the case may be, shall be required to consent to a waiver of such provision). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right or remedy consequent thereon.

SECTION 6.5 CONTROL BY MAJORITY

         The Holders of a majority in aggregate principal amount of the then outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders, or that may involve the Trustee in personal liability, in each case as determined by the Trustee.

SECTION 6.6 LIMITATIONS ON SUITS

             A Holder may pursue a remedy with respect to this Indenture or the Securities only if:

             (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

             (2) the Holders of at least 25% in aggregate principal amount of the then outstanding Securities make a written request to the Trustee to pursue the remedy;

             (3)  such  Holder  or  Holders  offer  to  the  Trustee   indemnity
satisfactory to the Trustee in its sole discretion against any loss, liability or expense;

             (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

             (5) during such 60-day period the Holders of a majority in aggregate principal amount of the then outstanding Securities do not give the Trustee a direction inconsistent with the request.

             A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

SECTION 6.7 RIGHTS OF HOLDERS TO RECEIVE PAYMENT

             Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of principal, premium, if any, and interest on the Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

SECTION 6.8 COLLECTION SUIT BY TRUSTEE

             If an Event of Default specified in Section 6.1(i) or (ii) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the amount of principal of, premium, if any, and interest remaining unpaid on the Securities, determined in accordance with Section 6.2, and interest on overdue principal and premium, if any, and, to the extent lawful, interest on overdue installments of interest, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.9 TRUSTEE MAY FILE PROOFS OF CLAIM

             The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.6. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.6 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders of the Securities may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee (or similar official) in bankruptcy and may be a member of the creditors' committee.

SECTION 6.10 PRIORITIES

             If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

             First: to the Trustee for amounts due under Section 7.6;

             Second: to Holders for amounts due and unpaid on the Securities for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, premium, if any, and interest, respectively; and

             Third: to the Company.

             The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Article.

SECTION 6.11 UNDERTAKING FOR COSTS

             In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in principal amount of the then outstanding Securities.

                                   ARTICLE 7.
                                     TRUSTEE

SECTION 7.1 DUTIES OF TRUSTEE

             (1) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in such exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

             (2) Except during the continuance of an Event of Default:

             (a)  the  Trustee   need   perform   only  those  duties  that  are
specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

             (b) the Trustee shall have no duty to inquire as to the performance of the Company's covenants herein and in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; however, the Trustee shall examine the certificates and opinions to determine whether or not, on their face, they appear to conform to the requirements of this Indenture.

             (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

             (i) this paragraph does not limit the effect of paragraph (2) of this Section;

             (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

             (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

             (3) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (1), (2), (3) and (5) of this Section 7.1.

             (4) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

             (5) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.2 RIGHTS OF TRUSTEE

             (1) Subject to Section 7.1, the Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person, and the Trustee need not investigate any fact or matter stated in the document.

             (2) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

             (3) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

             (4) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

             (5) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

SECTION 7.3 INDIVIDUAL RIGHTS OF TRUSTEE

             The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or any of its Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

SECTION 7.4 TRUSTEE'S DISCLAIMER

             The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities or as to the Company's ability to pay the Securities when and as due or perform its other obligations hereunder. It shall not be accountable for the Company's use of the proceeds from the Securities or any money paid to the Company or upon the Company's direction under any provision hereof. It shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee. It shall not be responsible for any statement or recital herein or any statement in the Securities other than its certificate of authentication.

SECTION 7.5 NOTICE OF DEFAULTS

             If a Default or Event of Default occurs and is continuing and if it is known to the corporate trust officer having responsibility for the administration of this Indenture on behalf of the Trustee, the Trustee shall mail to Holders a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of the principal of, or premium, if any, or interest on any Security or that resulted from a failure by the Company to comply with Section 4.10, the Trustee may withhold the notice if it in good faith determines that withholding the notice is in the interests of Holders.

SECTION 7.6 COMPENSATION AND INDEMNITY

             The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, advances and expenses incurred by it. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

             The Company shall indemnify the Trustee, its employees, officers, directors and agents and any predecessor Trustee hereunder against any claim, demand, loss, liability or expense incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture or in connection with enforcing this indemnification provision, the offering and sale of the Securities, any act of negligence or bad faith of the Company or of any of its officers, employees, agents or licensees, except as set forth in the next paragraph. The Trustee promptly shall notify the Company of any claim for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

             The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through negligence or bad faith.

             To secure the Company's payment obligations in this Section 7.6, the Trustee shall have a Lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal of, premium, if any, and interest on particular Securities. Such Lien shall survive the satisfaction and discharge of this Indenture.

             When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(v) or (vi) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

             The provisions of this Section 7.6 shall survive the resignation or removal of the Trustee and the termination of this Indenture.

SECTION 7.7 REPLACEMENT OF TRUSTEE

             A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

             The Trustee may resign and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Securities may remove the Trustee by so notifying the Trustee and the Company. The Company may remove the Trustee if:

             (1)  the Trustee fails to comply with Section 310(b) of the TIA;

             (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

             (3) a Custodian or public officer takes charge of the Trustee or its property; or

             (4)  the Trustee becomes incapable of acting.

             If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

             If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the then outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

             If the Trustee fails to comply with Section 310 of the TIA, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

             A  successor  Trustee  shall  deliver a written  acceptance  of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 7.6. Notwithstanding replacement of the Trustee pursuant to this
Section 7.7, the Company's obligations under Section 7.6 shall continue for the benefit of the retiring Trustee.

SECTION 7.8 SUCCESSOR TRUSTEE BY MERGER, ETC.

             Subject to Section 7.9, if the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.9 ELIGIBILITY; DISQUALIFICATION

             There shall at all times be a Trustee hereunder which shall be a bank or corporation organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia authorized under such laws to exercise corporate trustee power, shall be subject to supervision or examination by Federal or state (or the District of Columbia) authority and shall have a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.

             This Indenture shall always have a Trustee who satisfies the requirements of TIA ss. 310(a)(1) and 310(a)(2). The Trustee is subject to TIA ss. 310(b). If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect specified in Section 7.7.

                                   ARTICLE 8.

                             DISCHARGE OF INDENTURE

SECTION 8.1 TERMINATION OF COMPANY'S OBLIGATIONS

             (a) This Indenture shall cease to be of further effect (except that the Company's obligations under Section 7.6 and the Trustee's and Paying Agent's obligations under Section 8.3 shall survive) when all outstanding Securities theretofore authenticated and issued have been delivered (other than destroyed, lost or stolen Securities that have been replaced or paid) to the Trustee for cancellation and the Company has paid all sums payable hereunder. In addition, the Company may elect to have either paragraph (b) or paragraph (c) below be applied to the outstanding Securities upon compliance with the conditions set forth in paragraph (d).

             (b) Upon the Company's  exercise under  paragraph (a) of the option applicable to this paragraph (b), the Company shall be deemed to have been released and discharged from its obligations with respect to the outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, "legal defeasance"). For this purpose, such legal defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be "outstanding" only for the purposes of the Sections of and matters under this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Securities to receive solely from the trust fund described in paragraph (d) below and as more fully set forth in such paragraph, payments in respect of the principal of, premium, if any, and interest on such Securities when such payments are due, (ii) the Company's obligations with respect to such Securities under Sections 2.5, 2.6 and 4.2, and, with respect to the Trustee, under Section 7.6, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (iv) this Section
8.1. Subject to compliance with this Section 8.1, the Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) below with respect to the Securities.

             (c) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (c), the Company shall be released and discharged from its obligations under any covenant contained in Article 5 and in Sections 4.3, 4.4 and 4.6 through 4.16 with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Securities shall thereafter be deemed to be not "outstanding" for the purpose of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the outstanding Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under
Section 6.1, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

             (d) The following shall be the conditions to the application of either paragraph (b) or (c) above to the outstanding Securities:

         (1) the Company has irrevocably deposited in trust with the Trustee or, at the option of the Trustee, with a trustee satisfactory to the Trustee and the Company under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee in its sole discretion, money or U.S. Government Obligations sufficient to pay principal of, premium, if any, and interest on the Securities to maturity or redemption (in the opinion of a nationally recognized accounting firm of independent certified public accountants expressed in a written certificate delivered to the Trustee) and to pay all other sums payable by it hereunder; provided that (i) the trustee of the irrevocable trust shall have been irrevocably instructed to pay such money or the proceeds of such U.S. Government Obligations to the Trustee and (ii) the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of said principal, premium, if any, and interest with respect to the Securities;

             (2) the Company has delivered to the Trustee an Officer's Certificate stating that (a) all conditions precedent provided for relating to either the legal defeasance under paragraph (b) above or the covenant defeasance under paragraph (c) above, as the case may be, have been complied with and (b) if any other Indebtedness of the Company shall then be outstanding or committed, such legal defeasance or covenant defeasance will not violate the provisions of the agreements or instruments evidencing such Indebtedness;

             (3) no Default or Event of Default shall have occurred and be continuing on the date of such deposit;

             (4) the Trustee shall not have received notice from any holder of Bank Debt or any holder of Senior Indebtedness in an aggregate principal amount in excess of $20 million that such legal defeasance or covenant defeasance would violate the provisions of the agreements or instruments evidencing such Senior Indebtedness;

             (5) such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default or event of default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound;

             (6) in the case of an election under paragraph (b) above, the Company shall have delivered to the Trustee an Opinion of Counsel from nationally recognized counsel acceptable to the Trustee stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, (y) there exists controlling precedent, or (z) since the date of this Indenture, there has been a change in the applicable Federal income tax law, in any case to the effect that the Holders of the outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such legal defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same time as would have been the case if such legal defeasance had not occurred; and

             (7) in the case of an election under paragraph (c) above, the Company shall have delivered to the Trustee an Opinion of Counsel from nationally recognized counsel acceptable to the Trustee (i) to the effect that the Holders of the outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same time as would have been the case if such covenant defeasance had not occurred or (ii) that the Company has received from, or there has been published by, the Internal Revenue Service a ruling to the foregoing effect.

             After such irrevocable deposit made pursuant to this Section 8.1 and satisfaction of the other conditions set forth herein, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under this Indenture except for those surviving obligations specified above.

             The  Company  may  make an  irrevocable  deposit  pursuant  to this
Section 8.1 only if at such time it is not prohibited from doing so under the provisions of Article 10 and the Company shall have delivered to the Trustee and any Paying Agent an Officers' Certificate to that effect.

             In order to have money available on a payment date to pay the principal of, premium, if any, or interest on the Securities, the U.S. Government Obligations shall be payable as to principal, premium, if any, or interest on or before such payment date in such amounts as will provide the necessary money to effect the applicable defeasance. U.S. Government Obligations shall not be callable at the issuer's option.

SECTION 8.2 APPLICATION OF TRUST MONEY

             The Trustee or a trustee satisfactory to the Trustee and the Company shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.1. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of, premium, if any, and interest on the Securities.

SECTION 8.3 REPAYMENT TO THE COMPANY

             The Trustee and the Paying Agent shall promptly pay to the Company upon written request any excess money or securities held by them at any time.

             The Trustee and the Paying Agent shall pay to the Company at their option or upon written request any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two years after the date upon which such payment shall have become due; provided, however, that the Company shall have either caused notice of such payment to be mailed to each Holder entitled thereto no less than 30 days prior to such repayment or within such period shall have published such notice in a financial newspaper of widespread circulation published in The City of New York. After payment to the Company, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

SECTION 8.4 REINSTATEMENT

             If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 8.1 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.1 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 8.1; provided, however, that if the Company has made any payment of premium, if any, or interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                   ARTICLE 9.

                                   AMENDMENTS

SECTION 9.1 WITHOUT CONSENT OF HOLDERS

             The Company and the Trustee may amend this Indenture or the Securities or waive any provision hereof without the consent of any Holder:

             (1)  to comply with Section 5.1;

             (2) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities;

             (3) to comply with a provision or provisions of the TIA applicable to this Indenture;

             (4) to add to the covenants of the Company for the benefit of the Holders or an additional Event of Default or to provide for the surrender by the Company of any right or power conferred upon it hereunder;

             (5) to secure the Securities or provide for any Guarantee by a Subsidiary;

             (6) to provide for the issuance of securities identical in all material respects to the Rule 144A Notes pursuant to the Exchange Offer; or

             (7) to cure any ambiguity, correct or supplement any provision which may be defective or inconsistent with any other provision contained in this Indenture, or make any provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, provided that such modification or amendment does not adversely affect the interests of the Holders.

             Upon the request of the Company, accompanied by a resolution of the Board of Directors authorizing the execution of any such supplemental indenture, and upon receipt by the Trustee of the documents described in Section 9.6, the Trustee shall join with the Company in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into any supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise. After an amendment or waiver under this Section becomes effective, the Company shall mail to the Holders of each Security affected thereby a notice briefly describing the amendment or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

SECTION 9.2 WITH CONSENT OF HOLDERS

             Except as provided in this Section 9.2, the Company and the Trustee may amend this Indenture or the Securities with the written consent of the Holders of at least a majority in principal amount of the then outstanding Securities.

             Upon the request of the Company, accompanied by a resolution of the Board of Directors authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in
Section 9.6, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

             It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

             The Holders of a majority in principal amount of the Securities then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Securities. However, (a) without the consent of each Holder affected, an amendment or waiver under this Section may not:

             (1) change the Stated Maturity of the principal of, or any installment of interest on, any Security;

             (2) reduce the principal amount of, or premium, if any, or interest on, any Security;

             (3) change the place of payment where, or the coin or currency in which, any Security or any premium or interest thereon is payable;

             (4) impair the right of Holders to institute suit for the enforcement of payment of the principal of and premium, if any, and interest on Securities on or after the Stated Maturity thereof (or in the case of redemption, on or after the redemption date);

             (5) reduce the percentage in principal amount of Securities, the consent of whose Holders is required for any modification or amendment of the Indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or certain Defaults or Events of Default hereunder and their consequences provided for in this Indenture; or

             (6) modify any of the provisions of Section 6.4 or clause (a) of this sentence of this Section 9.2, and (b) without the consent of the Holders of at least 66 2/3% of the aggregate principal amount of the outstanding Securities, an amendment or waiver may not:

             (1) amend, change or modify the provisions of Article Three relating to the optional redemption of Securities by the Company in accordance with Section 3.7 hereof;

             (2) amend, change or modify the obligations of the Company with respect to a Change in Control Repurchase pursuant to Section
                  4.10 hereof or modify any of the provisions or definitions relating thereto; or

             (3) modify or change any provision of Article 10 in a manner adverse to Holders of the Securities; or

             (4) modify any of the provisions of clause (b) of this sentence of this Section 9.2.

             The right of any Holder to participate in any consent required or sought pursuant to any provision of this Indenture (and the obligation of the Company to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of any Securities with respect to which such consent is required or sought as of a date identified by the Trustee in a notice furnished to Holders in accordance with the terms of this Indenture.

SECTION 9.3 COMPLIANCE WITH TRUST INDENTURE ACT

             Every amendment to this Indenture or the Securities shall comply in form and substance with the TIA as then in effect.

SECTION 9.4 REVOCATION AND EFFECT OF CONSENTS

             Until an amendment (which includes any supplement) or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder may revoke the consent as to his or her Security or portion of a Security if the Trustee receives written notice of revocation before the date the amendment or waiver becomes effective. An amendment or waiver becomes effective in accordance with its terms and thereafter binds every Holder of a Security whether theretofore or thereafter authenticated and delivered.

             The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment or waiver. If the Company elects to fix a record date for such purpose, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation, or (ii) such other date as the Company shall designate. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consents from Holders of the principal amount of Securities required hereunder for such amendment or waiver to be effective shall have also been given and not revoked within such 90-day period.

SECTION 9.5 NOTATION ON OR EXCHANGE OF SECURITIES

             The Trustee may place an appropriate notation about an amendment or waiver on any Security thereafter authenticated. The Company in exchange for the Securities may issue and the Trustee shall authenticate new Securities that reflect the amendment or waiver.

SECTION 9.6 TRUSTEE TO SIGN AMENDMENTS, ETC.

             The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be entitled to receive and, subject to Section 7.1 and 7.2 shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such amendment or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms.

                                  ARTICLE 10.

                                  SUBORDINATION

SECTION 10.1 SECURITIES SUBORDINATED TO SENIOR INDEBTEDNESS

             The Company covenants and agrees, and each Holder of a Security, by his acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article 10, the indebtedness represented by the Securities and all Payments or Distributions in Respect of the Securities are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, whether outstanding on the date of this Indenture or thereafter incurred.

             If at any time following the payment of any amount to a holder of Senior Indebtedness with respect to such Senior Indebtedness, such payment is rescinded or must otherwise be returned by such holder upon the insolvency, bankruptcy, reorganization, dissolution or liquidation of the Company or any other Person or otherwise, and is so rescinded or returned to the party or parties making such payment, such Senior Indebtedness shall be reinstated to the extent of such payment and the provisions of this Article 10 shall be applicable as if such payment were never made.

             The provisions of this Article 10 are for the benefit of the holders of Senior Indebtedness, and each Holder of the Securities, by his purchase or other acquisition of the Securities, hereby agrees for the benefit of each holder of Senior Indebtedness that his Securities are subject to the provisions of this Article 10.

SECTION 10.2 PAYMENT OVER OF PROCEEDS UPON DISSOLUTION, ETC.

             In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding, relative to the Company or to its creditors, as such, or to a substantial part of its assets, or (b) any proceeding for the liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company, then and in any such event the holders of Senior Indebtedness shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness (including, without limitation, all Allowed and Disallowed Post-Commencement Interest and Expenses), or provision shall be made for such payment in cash or in a manner otherwise satisfactory to the holders of Senior Indebtedness, before the Holders of the Securities are entitled to receive any Payment or Distribution in Respect of the Securities (other than payments of amounts deposited prior to any such case, proceeding, dissolution or other winding up or event in accordance with the defeasance provisions of Article 8 hereof), and to that end the holders of Senior Indebtedness shall be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Securities, which may be payable or deliverable in respect of the Securities in any such case, proceeding, dissolution, liquidation or other winding up or event.

             In the event that, notwithstanding the foregoing provisions of this Section, the Trustee or the Holder of any Security shall have received any Payment or Distribution in Respect of the Securities in any such case, proceeding, dissolution, liquidation or other winding up or event (other than payments of amounts deposited prior to any such case, proceeding, dissolution or other winding up or event in accordance with the defeasance provisions of
Article 8 hereof), including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Securities, before all Senior Indebtedness (including, without limitation, all Allowed and Disallowed Post-Commencement Interest and Expenses) is paid in full or payment thereof provided for, and, if (i) subject to Section 10.8, such fact shall, at or prior to the time of such payment or distribution, have been made known to the Trustee, then and in such event such payment or distribution shall be paid over or delivered forthwith to the holders of Senior Indebtedness or to a representative duly appointed by any such holder or holders of Senior Indebtedness unless otherwise required by law or court order or (ii) such fact shall have been made known to such Holder at any time before or after such payment, then and in such event such Holder shall forthwith pay over and deliver such payment to the holders of Senior Indebtedness or to a representative duly appointed by any such holder or holders of such Senior Indebtedness unless otherwise required by law or court order, in either such case for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness (including, without limitation, all Allowed and Disallowed Post-Commencement Interest and Expenses) in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

             The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance or transfer of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Article 5 shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of assets and liabilities of the Company for the purposes of this Section if the Person formed by such consolidation or into which the Company is merged or which acquires by conveyance or transfer such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions set forth in Article 5.

SECTION  10.3  PRIOR  PAYMENT  TO  SENIOR   INDEBTEDNESS  UPON  ACCELERATION  OF
SECURITIES

             In the event that any Securities are declared due and payable before their Stated Maturity, then and in such event the holders of Senior Indebtedness outstanding at the time such Securities so become due and payable shall be entitled to receive payment in full in cash, or in a manner otherwise satisfactory to the holders of Senior Indebtedness, of all amounts due on or in respect of such Senior Indebtedness (including, without limitation, all Allowed and Disallowed Post-Commencement Interest and Expenses) before the Holders of the Securities are entitled to receive any Payment or Distribution in Respect of the Securities (including any payment which may be payable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Securities), other than payment of amounts previously deposited in accordance with the defeasance provisions of Article 8 hereof, by or for the account of the Company.

             In the event that, notwithstanding the foregoing, the Company shall make any Payment or Distribution in Respect of the Securities to the Trustee or the Holder of any Security prohibited by the foregoing provisions of this Section, then if (i) subject to Section 10.8, such fact shall, prior to the time of such payment, have been made known to the Trustee, then and in such event the Trustee shall forthwith pay over and deliver such payment to the holders of such Senior Indebtedness or to a representative duly appointed by any such holder or holders of such Senior Indebtedness or (ii) such fact shall have been made known to such Holder at any time before or after such payment, then and in such event such Holder shall forthwith pay over and deliver such payment to the holders of Senior Indebtedness or to a representative duly appointed by any such holder or holders of such Senior Indebtedness, in either such case for application to the payment of all Senior Indebtedness then remaining unpaid (including, without limitation, all Allowed and Disallowed Post-Commencement Interest and Expenses), after giving effect to any concurrent payment or distribution to or for the benefit of holders of Senior Indebtedness.

             The provisions of this Section shall not apply to any payment with respect to which Section 10.2 is applicable.

SECTION  10.3  NO  PAYMENT  UPON  CERTAIN   DEFAULTS   WITH  RESPECT  TO  SENIOR
INDEBTEDNESS

             (a) No Payment or Distribution in Respect of the Securities (other than payments of amounts previously deposited in accordance with the defeasance provisions of Article 8 hereof) shall be made by or for the account of the Company or any other Person upon its behalf upon the occurrence of any default in the payment of principal, premium, if any, interest on or any other amount due under or with respect to any Bank Debt or any Senior Indebtedness (other than Bank Debt) in excess of $20 million beyond any applicable grace period, unless and until such default is cured or waived or ceases to exist or such Senior Indebtedness has been paid in full or provision for such payment in cash or in a manner otherwise satisfactory to holders of Senior Indebtedness has been made.

             (b) Upon any default with respect to the financial covenants under the Credit Agreement as specified therein, or if any payment or distribution by the Company with respect to any Security would, immediately after giving effect thereto, result in such default, no Payment or Distribution in Respect of the Securities (other than payments of amounts previously deposited in accordance with the defeasance provisions of Article 8 hereof), including any payment which may be payable by reason of the payment of any other indebtedness being subordinated to the payment of the Securities, shall be made by or for the account of the Company on account of principal of or premium, if any, or interest on the Securities or on account of the purchase, redemption or other acquisition of the Securities for the period specified below (the "Payment Blockage Period"). The Payment Blockage Period shall commence upon the receipt of notice by the Company or the Trustee from the Bank Agent and shall end on the earlier of (i) 179 days thereafter, (ii) the date on which such default with respect to the financial covenants under the Credit Agreement is cured or waived or ceases to exist or on which such Bank Debt is paid in full or provision for such payment in money or money's worth has been made, (iii) the date on which the maturity of any Indebtedness (other than Senior Indebtedness) shall have been accelerated by virtue of such event, or (iv) the date on which such Payment Blockage Period shall have been terminated by written notice to the Company or the Trustee from the Bank Agent, after which any and all required payments in respect of the Securities, including any missed payments, may resume. Only one Payment Blockage Period may be commenced during any period of 365 consecutive days. No default with respect to the financial covenants under the Credit Agreement that existed or was continuing on the date of the commencement of any Payment Blockage Period will be, or can be, made the basis for the commencement of a second Payment Blockage Period whether or not within a period of 365 consecutive days, unless such default has been cured or waived for a period of not less than 90 consecutive days. In no event will a Payment Blockage Period extend beyond 179 days from the receipt by the Trustee of notice initiating such Payment Blockage Period and there must be a 186 consecutive day period in any 365 day period during which no Payment Blockage Period is in effect.

             (c) In the event that, notwithstanding the foregoing, the Company shall make any payment to the Trustee or the Holder of any Security prohibited by the foregoing provisions of this Section, then (i) subject to Section 10.8, if such fact shall, at or prior to the time of such payment, have been made known to the Trustee, then and in such event the Trustee shall forthwith pay over and deliver such payment to the holders of Senior Indebtedness or to a representative duly appointed by any such holder or holders of such Senior Indebtedness or (ii) such fact shall have been made known to such Holder at any time before or after such payment, then and in such event such Holder shall forthwith pay over and deliver such payment to the holders of Senior Indebtedness or to a representative duly appointed by any such holder or holders of such Senior Indebtedness.

The provisions of this Section shall not apply to any payment with respect to which Section 10.2 is applicable.

SECTION 10.5 PAYMENT PERMITTED IF NO DEFAULT

             Nothing contained in this Article or elsewhere in this Indenture or in any of the Securities shall prevent (a) the Company, at any time except during the pendency of any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshalling of assets and liabilities of the Company referred to in Section 10.2 or under the conditions described in Section 10.3 or Section 10.4, from making any Payment or Distribution in Respect of the Securities, or (b) the application by the Trustee of any money deposited with it hereunder with respect to any Payment or Distribution in Respect of the Securities or the retention of such Payment or Distribution in Respect of the Securities by the Holders, if, at the time of such application by the Trustee, it had not been notified in accordance with
Section 10.8 that such payment was prohibited by the provisions of this Article 10.

SECTION 10.6 SUBROGATION TO RIGHTS OF HOLDERS OF SENIOR INDEBTEDNESS

             Subject to the payment in full in cash of all amounts due on or in respect of Senior Indebtedness (including, without limitation, all Allowed and Disallowed Post-Commencement Interest and Expenses, except to the extent provided below), the Holders of the Securities shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Article 10 (equally and ratably with the holders of all indebtedness of the Company which by its express terms is subordinated to other indebtedness of the Company to substantially the same extent as the Securities are subordinated and are entitled to like rights of subrogation) to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of and premium, if any, and interest on the Securities shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article 10, and no payments over pursuant to the provisions of this Article to the holders of Senior Indebtedness by Holders of the Securities or the Trustee, shall, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Securities, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness.

             Notwithstanding anything to the contrary in this Section 10.6, the Holders of the Securities hereby agree that they shall have no rights of subrogation with respect to amounts paid to the holders of Senior Indebtedness in payment of any interest, reimbursements, costs, expenses or indemnities that are not allowed claims enforceable against the Company in a case or proceeding under Bankruptcy Law.

SECTION 10.7 PROVISIONS SOLELY TO DEFINE RELATIVE RIGHTS

             The provisions of this Article 10 are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall (a) impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the principal of and premium, if any, and interest on the Securities as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders of the Securities and creditors of the Company other than the holders of Senior Indebtedness; or (c) prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article 10 of the holders of Senior Indebtedness to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder. The failure to make a payment on account of principal of, premium, if any, or interest on, or any other amounts then payable with respect to, the Securities by any reason of this Article 10 shall not be construed as preventing the occurrence of an Event of Default under Section 6.1.

SECTION 10.8 APPLICATION BY TRUSTEE OF MONIES DEPOSITED WITH IT

             Money and U.S. Government Obligations deposited in trust with the Trustee pursuant to Section 8.2 and in compliance with Section 8.1 shall be for the sole benefit of the Holders and, to the extent allocated for the payment of Securities, shall not be subject to the subordination provisions of this Article
10. Otherwise, any deposit of monies by the Company with the Trustee or any Paying Agent (whether or not in trust) for payment on account of principal of, premium, if any, and interest on the Securities or that otherwise constitutes a Payment or Distribution in Respect of the Securities shall be subject to the provisions of Sections 10.1, 10.2, 10.3 and 10.4 except that, if at least three Business Days prior to the date on which by the terms of this Indenture any such monies may become payable for any purpose (including, without limitation, the payment of the principal of, premium, if any, or the interest on any Security)
the Trustee shall not have received with respect to such monies the notice provided for in Section 10.4(b) or 10.11, then the Trustee shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it within three Business Days of such date. This Section shall be construed solely for the benefit of the Trustee and Paying Agent and shall not otherwise affect the rights of holders of Senior Indebtedness.

SECTION 10.9 TRUSTEE TO EFFECTUATE SUBORDINATION

             Each holder of a Security by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes.

SECTION 10.10 NO WAIVER OF SUBORDINATION PROVISIONS

             No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

             Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of the Securities to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, compromise, accelerate, extend or refinance Senior Indebtedness, or otherwise amend or supplement in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release, foreclose upon or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any Person liable in any manner for the payment or collection of Senior Indebtedness; (iv) exercise or refrain from exercising any rights against the Company and any other Person; (v) increase or reduce the rate of interest or amount of principal payable on any Senior Indebtedness; (vi) release or discharge the Company, by acceptance of a deed or assignment in lieu of foreclosure or otherwise, as to all or any portion of the Senior Indebtedness; or (vii) release, substitute or add any one or more guarantors or endorsers, accept additional or substituted security for payment or performance of the Senior Indebtedness, or release or subordinate any security therefor. No exercise, delay in exercise or failure to exercise by any holder of any Senior Indebtedness of any right hereby given it, no dealing by any holder of any Senior Indebtedness with the Company or any other guarantor, endorser or other person, no change, impairment or suspension of any right or remedy of any holder of any Senior Indebtedness, and no act or thing which but for this provision could act as a release or exoneration of the Holders of the Securities hereunder, shall in any way affect, decrease, diminish or impair any of the obligations of the Holders of the Securities and the Trustee or give to the Holders of the Securities, the Trustee or any other person or entity any recourse or defense against any holder of any Senior Indebtedness.

SECTION 10.11 NOTICE TO TRUSTEE

             The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities. Notwithstanding the provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until the Trustee shall have received written notice thereof from the Company or a holder of Senior Indebtedness or from any trustee or other representative therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Sections 7.1 and 7.2, shall be entitled in all respects to assume that no such facts exist.

             Subject to the provisions of Sections 7.1 and 7.2, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee therefor) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article 10, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 10, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 10.12 RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT

             Upon any payment or distribution of assets of the Company referred to in this Article 10, the Trustee, subject to the provisions of Sections 7.1 and 7.2, and the Holders of the Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

SECTION 10.13 TRUSTEE NOT FIDUCIARY FOR HOLDERS OF SENIOR INDEBTEDNESS

             The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders of Securities or to the Company or to any other Person cash, property or securities to which holders of Senior Indebtedness shall be entitled by virtue of this Article 10 or otherwise.

SECTION 10.14 RIGHTS OF TRUSTEE AS HOLDER OF SENIOR INDEBTEDNESS; PRESERVATION OF TRUSTEE'S RIGHTS

             The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

             Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.6.

                                  ARTICLE 11.

                                  MISCELLANEOUS

SECTION 11.1 TRUST INDENTURE ACT CONTROLS

             If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA ss. 318(c), the imposed duties shall control.

SECTION 11.2 NOTICES

             Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in Person or mailed by first-class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the other's address:

             If to the Company:

             Integrated Health Services, Inc.
             10065 Red Run Boulevard
             Owings Mills, Maryland  21117
             Attention:  General Counsel

             If to the Trustee:

             First Union National Bank
             901 East Cary Street Second Floor
             Richmond, Virginia 23219
             Attn:  Corporate Trust

             The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

             All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

             Any notice or communication to a Holder shall be mailed by first-class mail to the Holder's address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

             If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

             If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 11.3 CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT

             Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

             (1) an Officers' Certificate (which shall include the statements set forth in Section 11.4) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

             (2) an Opinion of Counsel (which shall include the statements set forth in Section 11.4) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

SECTION 11.4 STATEMENTS REQUIRED IN CERTIFICATE OR OPINION

             Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA ss. 314(a)(4)) shall include:

             (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

             (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

             (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

             (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

SECTION 11.5 RULES BY TRUSTEE AND AGENTS

             The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 11.6 LEGAL HOLIDAYS

             A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions in The City of New York or the City of Richmond, Virginia are authorized or obligated by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 11.7 NO RECOURSE AGAINST OTHERS

             A director, officer, employee or stockholder of the Company or the Trustee, as such, shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability.

SECTION 11.8 GOVERNING LAW

THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

SECTION 11.9 NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS

             This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.10 SUCCESSORS

             All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 11.11 SEVERABILITY

             In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.12 COUNTERPART ORIGINALS

             The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 11.13 TRUSTEE AS PAYING AGENT AND REGISTRAR

             The Company initially appoints the Trustee as Paying Agent and Registrar.

SECTION 11.14 TABLE OF CONTENTS, HEADINGS, ETC.

             The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

                            [Signatures on Next Page]

Dated as of September 11, 1997

                                                INTEGRATED HEALTH SERVICES, INC.



                                                By: /s/ W. Bradley Bennett
                                                   -----------------------------
                                                Name: W. Bradley Bennett
                                                Title: Executive Vice President-
                                                Chief Accounting Officer
Attest:

/s/
------------------------------------------


Dated as of September 11, 1997

                                                FIRST UNION NATIONAL BANK,
                                                as Trustee

                                                By:/s/
                                                   -----------------------------
                                                Name:
                                                Title:
Attest:
/s/
------------------------------------------

                                    EXHIBIT A

LEGENDS FOR GLOBAL SECURITY:

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER SUCH LAWS.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATED PERSON OF THE COMPANY WAS THE OWNER OF THIS SECURITY UNLESS SUCH OFFER, SALE OR OTHER TRANSFER IS (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON THE HOLDER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (A)(2), (A)(3) OR (A)(7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN EACH OF THE FOREGOING CASES SUCH OFFER, SALE OR OTHER TRANSFER IS IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM PROVIDED FOR IN THE INDENTURE (A COPY OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE THEN HOLDER OF THIS SECURITY AFTER THE RESALE RESTRICTION TERMINATION DATE. ANY TRANSFEREE OF THIS SECURITY SHALL BE DEEMED TO HAVE REPRESENTED EITHER (A) THAT IT IS NOT USING THE ASSETS OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT ("ERISA") OR THE INTERNAL REVENUE CODE (THE "CODE") TO PURCHASE THIS SECURITY OR (B) THAT ITS PURCHASE AND CONTINUED HOLDING OF THE SECURITY WILL BE COVERED BY A U.S. DEPARTMENT OF LABOR CLASS EXEMPTION (WITH RESPECT TO PROHIBITED TRANSACTIONS UNDER SECTION 406(A) OF ERISA).

LEGENDS FOR DEFINITIVE SECURITY:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER SUCH LAWS.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATED PERSON OF THE COMPANY WAS THE OWNER OF THIS SECURITY UNLESS SUCH OFFER, SALE OR OTHER TRANSFER IS (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON THE HOLDER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (A)(2), (A)(3) OR (A)(7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN EACH OF THE FOREGOING CASES SUCH OFFER, SALE OR OTHER TRANSFER IS IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM PROVIDED FOR IN THE INDENTURE (A COPY OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE THEN HOLDER OF THIS SECURITY AFTER THE RESALE RESTRICTION TERMINATION DATE. ANY TRANSFEREE OF THIS SECURITY SHALL BE DEEMED TO HAVE REPRESENTED EITHER (A) THAT IT IS NOT USING THE ASSETS OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT ("ERISA") OR THE INTERNAL REVENUE CODE (THE "CODE") TO PURCHASE THIS SECURITY OR (B) THAT ITS PURCHASE AND CONTINUED HOLDING OF THE SECURITY WILL BE COVERED BY A U.S. DEPARTMENT OF LABOR CLASS EXEMPTION (WITH RESPECT TO PROHIBITED TRANSACTIONS UNDER SECTION 406(A) OF ERISA).

                    9 1/4% SENIOR SUBORDINATED NOTES DUE 2008


Cusip No.                                                                     $


INTEGRATED HEALTH SERVICES, INC.

promises to pay to



or registered assigns,

the principal sum of



Dollars [or such greater or lesser amount as indicated on the Schedule of Exchanges of Definitive Securities on the reverse hereof]1 on January 15, 2008.

Interest Payment Dates:         January 15 and July 15

Record Dates:                   December 31 and June 30



Authentication:                              Dated:                     , 1997

This is one of the Securities referred
to in the within-mentioned Indenture.

FIRST UNION NATIONAL BANK,
as Trustee                                      INTEGRATED HEALTH SERVICES, INC.



By:                                             By:
   ---------------------                           -----------------------------
    Authorized Officer

                                                By:
                                                   -----------------------------
                                                                          (SEAL)


------------------------

     1 This phrase should be included only if the Security is issued in global form.

                    9 1/4% SENIOR SUBORDINATED NOTES DUE 2008


             1. INTEREST. INTEGRATED HEALTH SERVICES, INC., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Security at 9 1/4% per annum from the date this Security is issued until maturity. The Company will pay interest semiannually on January 15 and July 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date") and any Penalty Interest payable pursuant to Section 6 of the Registration Rights Agreement on such Interest Payment Date. Interest on the Securities will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the date of issuance; provided, that if there is no existing Default in the payment of interest, and if this Security is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be January 15, 1998. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

             2. METHOD OF PAYMENT. The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on the record date next preceding the Interest Payment Date, even if such Securities are canceled after such record date and on or before such Interest Payment Date. In the case of a Security to be repurchased by the Company in connection with a Change in Control Repurchase pursuant to paragraph 6, on or after an interest payment record date and prior to the next Interest Payment Date, the registered holder of such Security as of such record date shall be entitled to accrued and unpaid interest to the repurchase date, as provided in paragraph 6 below. The Holder must surrender this Security to a Paying Agent to collect principal payments. The Company will pay the principal of, premium, if any, and interest on the Securities in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Such amounts will be payable (i) in respect of Securities in book-entry form held of record by the Depository Trust Company ("DTC") or its nominee, in same day funds on or prior to the payment dates with respect to such amounts and (ii) in respect of Securities issued in certificated form, at the office of the Trustee, and the Securities may be presented for registration of transfer or exchange, at the offices of the Trustee. The Company, however, may pay such amounts in respect of the Securities issued in certificated form by check payable in such money mailed to a Holder's registered address.

             3. PAYING AGENT AND REGISTRAR. Initially, FIRST UNION NATIONAL BANK, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

             4. INDENTURE. The Company issued the Securities under an Indenture dated as of September 11, 1997 ("Indenture") between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb), as in effect on the date of execution of the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Securities are unsecured general obligations of the Company limited to $500,000,000 in aggregate principal amount, plus amounts, if any, sufficient to pay interest on outstanding Securities as set forth in Paragraph 2 hereof. The Securities will rank pari passu with the Exchange Notes, the Company's
10-1/4% Senior Subordinated Notes due 2006, the Company's 9-5/8% Senior Subordinated Notes due 2002, Series A, the Company's 10-3/4% Senior Subordinated Notes due 2004 and the Company's 9-1/2% Senior Subordinated Notes due 2007.

             5. OPTIONAL REDEMPTION. The Company may redeem all or any of the Securities at any time on or after January 15, 2003 at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest to the redemption date:

                    IF REDEEMED DURING
              THE 12-MONTH PERIOD COMMENCING                REDEMPTION PRICE
              ------------------------------                ----------------
                     January 15, 2003                            104.625%
                     January 15, 2004                            103.083%
                     January 15, 2005                            101.542%
             January 15, 2006 and thereafter                       100%

             Notwithstanding the foregoing, the Company may redeem in the aggregate up to $166,667,000 principal amount of Securities at any time and from time to time prior to January 15, 2001 at a redemption price equal to 109.25% of the aggregate principal amount so redeemed, plus accrued interest to the redemption date, out of the net cash proceeds of one or more Public Equity
Offerings; provided that at least $333,333,000 aggregate principal amount of Securities originally issued remains outstanding after the occurrence of any such redemption and that any such redemption occurs within 60 days following the closing of any such Public Equity Offering.

             6. RIGHT TO REQUIRE REPURCHASE. Following the occurrence of any Change in Control, each Holder will have the right to require that the Company repurchase (a "Change in Control Repurchase") such Holder's Securities at a purchase price equal to 101% of the aggregate principal amount of the Securities, plus accrued and unpaid interest thereon, if any, to the date of repurchase. Within 30 days after any Change in Control, the Company or, at the Company's request, the Trustee, shall cause to be mailed a notice to all Holders notifying such Holders of the occurrence of such Change in Control, the Holder's rights arising as a result thereof and the procedures to be followed by Holders wishing to exercise such rights.

             A Holder of Securities may exercise the right to require a Change in Control Repurchase after receipt of notice of the existence of such right by completing the form entitled "OPTION OF HOLDER TO ELECT PURCHASE" appearing on this Security and by complying with the other procedures set forth in such notice. Any portion of Securities with respect to which the Holder wishes to exercise such right must be in integral multiples of $1,000.

             7. MANDATORY OFFER TO REPURCHASE. If the Company consummates an Asset Sale (as such term is defined in the Indenture), the Company may, under certain circumstances, be required to utilize a portion of the net proceeds received from such Asset Sale to offer to purchase Securities at a purchase price equal to 100% of the aggregate principal amount of the Securities, plus accrued interest to the date fixed for redemption (the "Asset Sale Offer"). Holders of Securities that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company or the Trustee. The Asset Sale Offer shall remain open for a period of 30 days after its commencement unless a longer offering period is required by law (the "Asset Sale Offer Period"). On or prior to the fifth Business Day following the termination of the Asset Sale Offer Period (the "Asset Sale Payment Date"), the Company shall purchase, or cause the Trustee to purchase, and mail or deliver payment for the amount of Securities required to be purchased pursuant to the Asset Sale Offer or, if less than the amount of Securities required to be purchased pursuant to the Asset Sale Offer has been tendered, all Securities tendered in response to the Asset Sale Offer.

             A Holder of Securities may tender or refrain from tendering all or any portion of his Securities at his discretion by completing the form entitled "OPTION OF HOLDER TO ELECT PURCHASE" appearing on this Security. Any portion of Securities tendered must be in integral multiples of $1,000.

             8. NOTICE OF REDEMPTION. Notice of Redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Securities held by a Holder are to be redeemed. On and after the redemption date interest will cease to accrue on Securities or portions thereof called for redemption (unless the Company defaults on its obligation to repurchase Securities).

             9. SUBORDINATION. The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness (as defined in the Indenture), and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided, and (c) appoints the Trustee his attorney-in-fact for any and all such purposes.

             10. DENOMINATIONS, TRANSFER, EXCHANGE. The Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

             11. PERSONS DEEMED OWNERS. The registered Holder of a Security may be treated as its owner for all purposes.

             12. AMENDMENTS AND WAIVERS. Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Securities then outstanding, and any existing default under, or compliance with any provision of, the Indenture may be waived (other than any continuing Default or Event of Default in the payment of interest or premium, if any, on or the principal of the Securities or in respect of a provision under the Indenture which cannot be modified or amended without the consent of the Holder of each Security then outstanding or the Holders of at least 66 2/3% of the aggregate principal amount of Securities outstanding, as applicable (in which case the consent of the Holder of each Security then outstanding or the Holders of at least 66 2/3% of the aggregate principal amount of Securities outstanding, as the case may be, shall be required to consent to a waiver of such provision)) with the consent of the Holders of a majority in principal amount of the Securities then outstanding. Without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Securities to provide for the assumption of the Company's obligations to Holders in the case of a merger or acquisition; to evidence and provide for the acceptance of appointment of any successor Trustee under the Indenture; to comply with the requirements of the Trust Indenture Act of 1939, as amended; to add to the covenants of the Company for the benefit of the Holders or an additional Event of Default or to provide for the surrender by the Company of any right or power conferred upon it under the Indenture; secure the Securities or provide for any Guarantee by a Subsidiary; to provide for the issuance of securities identical in all material respects to the Securities pursuant to the Exchange Offer; or to cure any ambiguity, correct or supplement any provision which may be defective or inconsistent with any other provision in the Indenture, or make any provisions with respect to matters or questions arising under the Indenture which shall not be inconsistent with the provisions of the Indenture, provided that such modification or amendment does not adversely affect the interests of the holders.

             The right of any Holder to participate in any consent required or sought pursuant to any provision of the Indenture (and the obligation of the Company to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of any Securities with respect to which such consent is required or sought as of a date identified by the Trustee in a notice furnished to Holders in accordance with the terms of the Indenture.

             Without the consent of each Holder affected, the Company may not, among other things, (i) change the Stated Maturity of the principal of, or any installment of interest on, any Security, (ii) reduce the principal amount of, or premium, if any, or interest on, any Security, (iii) change the place of payment where, or the coin or currency in which, any Security or any premium or interest thereon is payable, (iv) impair the right of a Holder to institute suit for the enforcement of payment of the principal of and premium, if any, and interest on any Security on or after the Stated Maturity thereof (or in the case of a redemption, on or after the redemption date) or (v) reduce the percentage in principal amount of Securities the consent of whose Holders is required for any modification or amendment of the Indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of the Indenture or certain Defaults or Events of Default thereunder.

             Without the consent of at least 66 2/3% of the aggregate principal amount of outstanding Securities, the Company may not (i) amend, change or modify the provisions of Article Three of the Indenture relating to the optional redemption of the Securities by the Company in accordance with Section 3.7 thereof, (ii) amend, change or modify the obligations of the Company with respect to a Change in Control Repurchase pursuant to Section 4.10 of the Indenture or modify any of the provisions or definitions relating thereto or
(iii) modify or change any provision of the Indenture affecting the subordination or ranking of the Securities in a manner adverse to Holders of the Securities.

             13. DEFAULTS AND REMEDIES. Events of Default include: (i) default in payment of principal or premium on the Securities; (ii) default in payment of interest on the Securities for 30 days; (iii) failure by the Company for 45 days after notice to it to comply with any of its other agreements in the Indenture or the Securities; (iv) any acceleration of Indebtedness of the Company or its Subsidiaries having an outstanding principal amount of $10 million in the aggregate or a failure to pay such Indebtedness at its stated maturity if such acceleration or failure to pay is not cured within 10 days of such acceleration or failure to pay; and (v) certain events of bankruptcy or insolvency. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Securities may declare all the Securities to be immediately due and payable for an amount equal to 100% of the principal amount of the Securities, and premium, if any, plus accrued interest to the date of payment, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Securities become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or interest or that resulted from the failure of the Company to comply with its obligations with respect to Holders' rights to require repurchase of Securities upon a Change in Control) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

             14. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

             15. NO RECOURSE AGAINST OTHERS. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

             16. ERISA MATTERS. Each Holder of Securities, by its acceptance thereof, will be deemed to certify that (i) no part of the funds used by such Holder to purchase the Securities constitutes assets of an employee benefit plan or (ii) the acquisition and continued holding of the Securities will be covered by a U.S. Department of Labor class exemption (with respect to prohibited transactions set forth under Section 406(a) of ERISA).

             17.  AUTHENTICATION.   This  Security  shall  not  be  valid  until
authenticated by the manual signature of the Trustee or an authenticating agent.

             18. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (--tenants in common), TEN ENT (--tenants by the entireties), JT TEN (--joint tenants with right of survivorship and not as tenants in common), CUST (--Custodian), and U/G/M/A (--Uniform Gifts to Minors Act).

             The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Request may be made to:

                             Integrated Health Services, Inc.
                             10065 Red Run Boulevard
                             Owings Mills, Maryland 21117
                             Attention:  Secretary

                                 ASSIGNMENT FORM

             To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to


----------------------------------------------------------------
(Insert assignee's Soc. Sec. or Tax I.D. no.)


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
(Print or type assignee's name, address and zip code)

and  irrevocably  appoint  ________________________________________  to transfer this Security on the books of the Company. The agent may substitute another to act for him.


Date:
     ---------------------

                   Your Signature:
                                  ---------------------------------------------
                                 (Sign exactly as your name appears on the face
                                  of this Security)



Signature Guarantee:
                    ----------------------------

                       OPTION OF HOLDER TO ELECT PURCHASE

             If you want to elect to have this Security purchased by the Company pursuant to Section 3.8 or 4.10 of the Indenture, check the appropriate box:

      [ ] Section 3.8           [ ] Section 4.10

             If you want to elect to have only part of the Security purchased by the Company pursuant to Section 3.8 or 4.10 of the Indenture, state the amount you elect to have purchased:

$
 -----------------------------------

Date:
     ---------------------------------
                       Your Signature:
                                       -----------------------------------------
                                       (Sign exactly as your name appears on the
                                        face of this Security)



Signature Guarantee:
                    --------------------

            [FORM OF SCHEDULE OF EXCHANGES OF DEFINITIVE SECURITIES2]

      The following exchanges of a part of this Global Security for Definitive Securities have been made.

                            Amount of decrease   Amount of increase    Principal Amount of
                               in Principal         in Principal       this Global Security         Signature of
                  Date of     Amount of this       Amount of this         following such         authorized officer
                 Exchange    Global Security      Global Security    decrease (or increase)          of Trustee
               ----------   ------------------    -----------------    ----------------------    ------------------
        1.

        2.

        3.

        4.

        5.

        6.

        7.

        8.

        9.

        10.


------------------------


 2 This schedule should be included only if the Security is issued in global form.

                                    EXHIBIT B


LEGEND FOR GLOBAL SECURITY:

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

               9 1/4% SENIOR SUBORDINATED NOTES DUE 2008, SERIES A


Cusip No.                                                                     $


INTEGRATED HEALTH SERVICES, INC.

promises to pay to



or registered assigns,

the principal sum of



Dollars [or such greater or lesser amount as indicated on the Schedule of Exchanges of Definitive Securities on the reverse hereof]* on January 15, 2008

Interest Payment Dates:    January 15 and July 15

Record Dates:              December 31 and June 30



Authentication:                              Dated:                       , 1997

This is one of the Securities referred to in the within-mentioned Indenture.

FIRST UNION NATIONAL BANK,
as Trustee                                  INTEGRATED HEALTH SERVICES, INC.



By:                                         By:
   -------------------------                   ---------------------------------
    Authorized Officer


                                            By:
                                               ---------------------------------

                                                                         (SEAL)
------------------------

* This phrase should be included only if the Security is issued in global form.

               9 1/4% SENIOR SUBORDINATED NOTES DUE 2008, SERIES A


             1. INTEREST. INTEGRATED HEALTH SERVICES, INC., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Security (which has been exchanged for one of the Company's 9 1/4% Senior Subordinated Notes due 2008 (the "Rule 144A Notes") at 9 1/4% per annum from the date this Security is issued until maturity. The Company will pay interest semiannually on January 15 and July 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Securities will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the most recent date on which interest was paid on the Rule 144A Notes or, if no interest was paid on the Rule 144A Notes, from the date of original issuance of the Rule 144A Notes; provided, that if there is no existing Default in the payment of interest, and if this Security is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be January 15, 1998. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

             2. METHOD OF PAYMENT. The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on the record date next preceding the Interest Payment Date, even if such Securities are canceled after such record date and on or before such Interest Payment Date. In the case of a Security to be repurchased by the Company in connection with a Change in Control Repurchase pursuant to paragraph 6, on or after an interest payment record date and prior to the next Interest Payment Date, the registered holder of such Security as of such record date shall be entitled to accrued and unpaid interest to the repurchase date, as provided in paragraph 6 below. The Holder must surrender this Security to a Paying Agent to collect principal payments. The Company will pay the principal of, premium, if any, and interest on the Securities in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Such amounts will be payable (i) in respect of Securities in book-entry form held of record by the Depository Trust Company ("DTC") or its nominee, in same day funds on or prior to the payment dates with respect to such amounts and (ii) in respect of Securities issued in certificated form, at the office of the Trustee, and the Securities may be presented for registration of transfer or exchange, at the offices of the Trustee. The Company, however, may pay such amounts in respect of the Securities issued in certificated form by check payable in such money mailed to a Holder's registered address.

             3. PAYING AGENT AND REGISTRAR. Initially, FIRST UNION NATIONAL BANK, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

             4. INDENTURE. The Company issued the Securities under an Indenture dated as of September 11, 1997 ("Indenture") between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb), as in effect on the date of execution of the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Securities are unsecured general obligations of the Company limited to $500,000,000 in aggregate principal amount, plus amounts, if any, sufficient to pay interest on outstanding Securities as set forth in Paragraph 2 hereof. The Securities will rank pari passu with the Rule 144A Notes, the Company's
10-1/4% Senior Subordinated Notes due 2006, the Company's 9-5/8% Senior Subordinated Notes due 2002, Series A, the Company's 10-1/4% Senior Subordinated Notes due 2004 and the Company's 9-1/2% Senior Subordinated Notes due 2007.

             5. OPTIONAL REDEMPTION. The Company may redeem all or any of the Securities at any time on or after January 15, 2003 at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest to the redemption date:

                    IF REDEEMED DURING
              THE 12-MONTH PERIOD COMMENCING                   REDEMPTION PRICE
              ------------------------------                   ----------------
                     January 15, 2003                              104.625%
                     January 15, 2004                              103.083%
                     January 15, 2005                              101.542%
             January 15, 2006 and thereafter                         100%

             Notwithstanding the foregoing, the Company may redeem in the aggregate up to $166,667,000 principal amount of Securities at any time and from time to time prior to January 15, 2001 at a redemption price equal to 109.25% of the aggregate principal amount so redeemed, plus accrued interest to the redemption date, out of the net cash proceeds of one or more Public Equity
Offerings; provided that at least $333,333,000 aggregate principal amount of Securities originally issued remains outstanding after the occurrence of any such redemption and that any such redemption occurs within 60 days following the closing of any such Public Equity Offering.


             6. RIGHT TO REQUIRE REPURCHASE. Following the occurrence of any Change in Control, each Holder will have the right to require that the Company repurchase (a "Change in Control Repurchase") such Holder's Securities at a purchase price equal to 101% of the aggregate principal amount of the Securities, plus accrued and unpaid interest thereon, if any, to the date of repurchase. Within 30 days after any Change in Control, the Company or, at the Company's request, the Trustee, shall cause to be mailed a notice to all Holders notifying such Holders of the occurrence of such Change in Control, the Holder's rights arising as a result thereof and the procedures to be followed by Holders wishing to exercise such rights.

             A Holder of Securities may exercise the right to require a Change in Control Repurchase after receipt of notice of the existence of such right by completing the form entitled "OPTION OF HOLDER TO ELECT PURCHASE" appearing on this Security and by complying with the other procedures set forth in such notice. Any portion of Securities with respect to which the Holder wishes to exercise such right must be in integral multiples of $1,000.

             7. MANDATORY OFFER TO REPURCHASE. If the Company consummates an Asset Sale (as such term is defined in the Indenture), the Company may, under certain circumstances, be required to utilize a portion of the net proceeds received from such Asset Sale to offer to purchase Securities at a purchase price equal to 100% of the aggregate principal amount of the Securities, plus accrued interest to the date fixed for redemption (the "Asset Sale Offer"). Holders of Securities that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company or the Trustee. The Asset Sale Offer shall remain open for a period of 30 days after its commencement unless a longer offering period is required by law (the "Asset Sale Offer Period"). On or prior to the fifth Business Day following the termination of the Asset Sale Offer Period (the "Asset Sale Payment Date"), the Company shall purchase, or cause the Trustee to purchase, and mail or deliver payment for the amount of Securities required to be purchased pursuant to the Asset Sale Offer or, if less than the amount of Securities required to be purchased pursuant to the Asset Sale Offer has been tendered, all Securities tendered in response to the Asset Sale Offer.

             A Holder of Securities may tender or refrain from tendering all or any portion of his Securities at his discretion by completing the form entitled "OPTION OF HOLDER TO ELECT PURCHASE" appearing on this Security. Any portion of Securities tendered must be in integral multiples of $1,000.

             8. NOTICE OF REDEMPTION. Notice of Redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Securities held by a Holder are to be redeemed. On and after the redemption date interest will cease to accrue on Securities or portions thereof called for redemption (unless the Company defaults on its obligation to repurchase Securities).

             9. SUBORDINATION. The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness (as defined in the Indenture), and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided, and (c) appoints the Trustee his attorney-in-fact for any and all such purposes.

             10. DENOMINATIONS, TRANSFER, EXCHANGE. The Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

             11. PERSONS DEEMED OWNERS. The registered Holder of a Security may be treated as its owner for all purposes.

             12. AMENDMENTS AND WAIVERS. Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Securities then outstanding, and any existing default under, or compliance with any provision of, the Indenture may be waived (other than any continuing Default or Event of Default in the payment of interest or premium, if any, on or the principal of the Securities or in respect of a provision under the Indenture which cannot be modified or amended without the consent of the Holder of each Security then outstanding or the Holders of at least 66 2/3% of the aggregate principal amount of Securities outstanding, as applicable (in which case the consent of the Holder of each Security then outstanding or the Holders of at least 66 2/3% of the aggregate principal amount of Securities outstanding, as the case may be, shall be required to consent to a waiver of such provision)) with the consent of the Holders of a majority in principal amount of the Securities then outstanding. Without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Securities to provide for the assumption of the Company's obligations to Holders in the case of a merger or acquisition; to evidence and provide for the acceptance of appointment of any successor Trustee under the Indenture; to comply with the requirements of the Trust Indenture Act of 1939, as amended; to add to the covenants of the Company for the benefit of the Holders or an additional Event of Default or to provide for the surrender by the Company of any right or power conferred upon it under the Indenture; secure the Securities or provide for any Guarantee by a Subsidiary; to provide for the issuance of securities identical in all material respects to the Securities pursuant to the Exchange Offer; or to cure any ambiguity, correct or supplement any provision which may be defective or inconsistent with any other provision in the Indenture, or make any provisions with respect to matters or questions arising under the Indenture which shall not be inconsistent with the provisions of the Indenture, provided that such modification or amendment does not adversely affect the interests of the holders.

             The right of any Holder to participate in any consent required or sought pursuant to any provision of the Indenture (and the obligation of the Company to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of any Securities with respect to which such consent is required or sought as of a date identified by the Trustee in a notice furnished to Holders in accordance with the terms of the Indenture.

             Without the consent of each Holder affected, the Company may not, among other things, (i) change the Stated Maturity of the principal of, or any installment of interest on, any Security, (ii) reduce the principal amount of, or premium, if any, or interest on, any Security, (iii) change the place of payment where, or the coin or currency in which, any Security or any premium or interest thereon is payable, (iv) impair the right of a Holder to institute suit for the enforcement of payment of the principal of and premium, if any, and interest on any Security on or after the Stated Maturity thereof (or in the case of a redemption, on or after the redemption date) or (v) reduce the percentage in principal amount of Securities the consent of whose Holders is required for any modification or amendment of the Indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of the Indenture or certain Defaults or Events of Default thereunder.

             Without the consent of at least 66 2/3% of the aggregate principal amount of outstanding Securities, the Company may not (i) amend, change or modify the provisions of Article Three of the Indenture relating to the optional redemption of the Securities by the Company in accordance with Section 3.7 thereof, (ii) amend, change or modify the obligations of the Company with respect to a Change in Control Repurchase pursuant to Section 4.10 of the Indenture or modify any of the provisions or definitions relating thereto or
(iii) modify or change any provision of the Indenture affecting the subordination or ranking of the Securities in a manner adverse to Holders of the Securities.

             13. DEFAULTS AND REMEDIES. Events of Default include: (i) default in payment of principal or premium on the Securities; (ii) default in payment of interest on the Securities for 30 days; (iii) failure by the Company for 45 days after notice to it to comply with any of its other agreements in the Indenture or the Securities; (iv) any acceleration of Indebtedness of the Company or its Subsidiaries having an outstanding principal amount of $10 million in the aggregate or a failure to pay such Indebtedness at its stated maturity if such acceleration or failure to pay is not cured within 10 days of such acceleration or failure to pay; and (v) certain events of bankruptcy or insolvency. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Securities may declare all the Securities to be immediately due and payable for an amount equal to 100% of the principal amount of the Securities, and premium, if any, plus accrued interest to the date of payment, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Securities become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or interest or that resulted from the failure of the Company to comply with its obligations with respect to Holders' rights to require repurchase of Securities upon a Change in Control) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

             14. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

             15. NO RECOURSE AGAINST OTHERS. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

             16. ERISA MATTERS. Each Holder of Securities, by its acceptance thereof, will be deemed to certify that (i) no part of the funds used by such Holder to purchase the Securities constitutes assets of an employee benefit plan or (ii) the acquisition and continued holding of the Securities will be covered by a U.S. Department of Labor class exemption (with respect to prohibited transactions set forth under Section 406(a) of ERISA).

             17.  AUTHENTICATION.   This  Security  shall  not  be  valid  until
authenticated by the manual signature of the Trustee or an authenticating agent.

             18. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (--tenants in common), TEN ENT (--tenants by the entireties), JT TEN (--joint tenants with right of survivorship and not as tenants in common), CUST (--Custodian), and U/G/M/A (--Uniform Gifts to Minors Act).

             The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Request may be made to:

                           Integrated Health Services, Inc.
                           10065 Red Run Boulevard
                           Owings Mills, Maryland  21117
                           Attention:  Secretary

                                 ASSIGNMENT FORM


             To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to


---------------------------------------------------------------
(Insert assignee's Soc. Sec. or Tax I.D. no.)


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

(Print or type assignee's name, address and zip code)

and  irrevocably  appoint  ________________________________________  to transfer this Security on the books of the Company. The agent may substitute another to act for him.


Date:
     --------------------
                       Your Signature:
                                      ------------------------------------------
                                      (Sign exactly as your name appears on the face of this Security)






Signature Guarantee:
                    ----------------------------

                       OPTION OF HOLDER TO ELECT PURCHASE

             If you want to elect to have this Security purchased by the Company pursuant to Section 3.8 or 4.10 of the Indenture, check the appropriate box:

             [ ] Section 3.8                [ ] Section 4.10

             If you want to elect to have only part of the Security purchased by the Company pursuant to Section 3.8 or 4.10 of the Indenture, state the amount you elect to have purchased:


$-------------------------

Date:
     --------------------
                        Your Signature:
                                       --------------------------------------
                                       (Sign exactly as your name appears on the face of this Security)




Signature Guarantee:
                    --------------------

            [FORM OF SCHEDULE OF EXCHANGES OF DEFINITIVE SECURITIES*]

The following exchanges of a part of this Global Security for Definitive Securities have been made.



                             Amount of          Amount of       Principal Amount of
                            decrease in        increase in      this Global Security
                          Principal Amount   Principal Amount     following such          Signature of
                          of this Global      of this Global       decrease (or         authorized officer
   Date of Exchange          Security           Security            increase)              of Trustee
   ----------------       ---------------    ----------------   --------------------    ------------------

1.

2.

3.

4.

5.

6.

7.

8.

9.

10.


------------------------

* This schedule should be included only if the Security is issued in global form.

                                    EXHIBIT C

             [FORM OF CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER OF RULE 144A NOTES]


                      CERTIFICATE FOR EXCHANGE OR TRANSFER

             Re: 9 1/4% Senior Subordinated Notes due 2008 ("Rule 144A Notes")

             This  Certificate   relates  to  $_________   Principal  amount  of
Securities held in *__________ book-entry or *__________ definitive form by _________________ (the "Transferor").


The Transferor*:

             [ ] has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Security held by the Depositary a Security or Securities in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above); or

             [ ] has requested the Trustee by written order to exchange or register the transfer of a Security or Securities.

             In connection with such request and in respect of each such security, the Transferor does hereby certify that Transferor is familiar with the Indenture relating to the above-captioned Notes and as provided in Section
2.5 of such Indenture, the transfer of this Security does not require registration under the Securities Act (as defined below) because:

             [ ] Such Security is being acquired for the Transferor's own account, without transfer (in satisfaction of Section 2.5(a)(ii)(A) or Section 2.5(d)(i)(A) of the Indenture).

             [ ] Such Security is being transferred to a "qualified institutional buyer" (as defined in rule 144A under the Securities Act of 1933, as amended (the "Securities Act") in reliance on Rule 144A (in satisfaction of
Section 2.5(a)(ii)(B), section 2.5(b)(i) or Section 2.5(d)(i)(B) of the Indenture).

             [ ] Such Security is being transferred in accordance with Rule 144 under the Securities Act, or pursuant to an effective registration statement under the Securities Act.

             [ ]  Such  Security  is  being   transferred  in  reliance  and  in
compliance  with  an  exemption  from  the  registration   requirements  of  the
Securities Act, other than Rule 144A or Rule 144 under the Securities Act. An opinion of counsel to the effect that such transfer does not require registration under the Securities Act accompanies this Certificate.


------------------------------------------------------
[INSERT NAME OF TRANSFEROR]

By:
   ---------------------------------------------------

Date:
     ------------------------

-----------------------------

-----------------------------
*  Check applicable box.

                           FORM OF PURCHASE LETTER FOR
                       INSTITUTIONAL ACCREDITED INVESTORS

Integrated Health Services, Inc.
10065 Red Run Boulevard
Owings Mills, MD  21117
Attn:  General Counsel

Dear Sirs:

In  connection with our purchase of $      principal  amount  of 9  1/4%  Senior
Subordinated Notes due 2008 (the "Notes") of Integrated Health Services, Inc. (the "Company"), we represent, warrant and agree as follows:

1. The notes have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws, and may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to the registration requirements of the Securities Act and any applicable state securities laws.

2. We are an institutional investor that is an "accredited investor" (as defined in Rule 501(a)(1), (a)(2), (a)(3) or (a)(7) under the Securities Act). We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Notes, and we and each account for which we are acting are each able to bear the economic risk of our or its investments.

3. We are acquiring the Notes purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor"), as to each of which we exercise sole investment discretion and for each of which we are acquiring not less than $250,000 total principal amount of Notes.

4. We have received adequate information concerning the Company and the Notes to make an informed investment decision with respect to our purchase of the Notes.

5. We understand that the Notes are being sold to us pursuant to an exemption from, or in a transaction not subject to the registration requirements of the Securities Act. Subject to paragraph 6 hereof, we are not purchasing the Notes with a view to the resale, distribution or other disposition thereof.

6. If, within two years after the original issuance of the Notes, we should decide to dispose of any Notes bearing the legend set forth in the Offering Memorandum dated September 8, 1997, under the caption "Notice to Investors," we shall not offer, sell, transfer, pledge, hypothecate or otherwise dispose of any Notes except:

     (a) to the Company;
     (b) inside the United States to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in compliance with Rule 144A;
     (c) to an institutional "accredited investor" within the meaning of subparagraph (a)(1), (a)(2), (a)(3) or (a)(7) of Rule 501 under the Securities Act that is purchasing for its own account or for the account of such an institutional "accredited investor";
     (d) pursuant to any other available exemption from the registration requirements of the Securities Act; or

     (e) pursuant to an effective registration statement under the Securities Act. We shall provide to any person purchasing any Notes from us a notice advising such purchaser that transfers of the Notes are restricted as set forth herein.

7. We understand that, prior to any proposed transfer of any Notes to an institutional "accredited investor" within two years after the original issuance of the Notes, we shall be required to furnish to First Union National Bank, as Trustee, and the Company such certifications, legal opinions or other information as they may reasonably require to confirm that the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any applicable state securities laws.

8. We understand that the certificates representing the Notes will, until the second anniversary of the original issuance of the Notes, bear a legend substantially to the effect set forth in paragraphs (1), (6) and (7) hereof.

9. We shall preserve copies of this letter and all related letters, certifications, legal opinions, notices and other documents, and upon request shall furnish you with the copies thereof. You are entitled to rely on such documents and we irrevocably authorize you to produce such documents in connection with an administrative or legal proceeding or official inquiry with respect to the matters covered hereby.


                                              Very truly yours,


                                              ----------------------------------
                                                    (Name of Purchaser)

                                              By:
                                                 -------------------------------


                                              Date:
                                                   -----------------------------

Upon transfer the Notes would be registered in the name of the new beneficial owner as follows:

Name:
     ----------------------------------------

Address:
        --------------------------------------

Taxpayer ID Number:
                  ---------------------------


                                      C-3